                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 9, 1998

                            CALENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

Delaware                        1-9874                    94-2213782
(State or other                 (Commission               (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

             302 South 36th Street, Suite 400, Omaha, Nebraska 68131
-----------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's Telephone Number, including area code: (402) 341-4500

                                      N/A
-----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

This report is filed for the purpose of incorporation by reference into the registrant's registration statements file nos. 333-32821 and 333-62697.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements

This report contains the following historical financial statements of MidAmerican Energy Holdings Company:

Consolidated Financial Statements:

     Report of Independent Accountants

     Consolidated Statements of Income for the Three Years Ended December 31,
     1997

     Consolidated Balance Sheets as of December 31, 1997 and 1996

     Consolidated Statements of Cash Flows for the Three Years Ended December 31, 1997

     Consolidated Statements of Capitalization as of December 31, 1997 and 1996

     Consolidated Statements of Retained Earnings for the Three Years Ended December 31, 1997

     Notes to Consolidated Financial Statements

Interim Consolidated Financials Statements:

     Consolidated Statements of Income for the Three, Six and Twelve Months Ended June 30, 1998 and 1997

     Consolidated Statements of Comprehensive Income for the Three, Six and Twelve Months Ended June 30, 1998 and 1997

     Consolidated Balance Sheets as of June 30, 1998 and 1997 and December 31, 1997

     Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30, 1998 and 1997

     Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information

This report contains the following pro forma financial information of the registrant and MidAmerican Energy Holdings Company:

     Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1998

     Unaudited Pro Forma Combined Condensed Statement of Operations for the Six Months Ended June 30, 1998

     Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1997

     Notes to Unaudited Pro Forma Combined Condensed Financial Data

(c)  Exhibits:

This report contains the following exhibits:

         5.1      Opinion of Willkie Farr & Gallagher

         25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee under the Senior Debt Securities Indenture

         99.1     Consent of PricewaterhouseCoopers LLP

MIDAMERICAN ENERGY HOLDINGS COMPANY

Consolidated Financial Statements:

 Report of Independent Accountants ...................................................    F-2

 Consolidated Statements of Income for the Three Years Ended December 31, 1997  ......    F-3

 Consolidated Balance Sheets as of December 31, 1997 and 1996 ........................    F-4

 Consolidated Statements of Cash Flows for the Three Years Ended December 31, 1997  ..    F-5

 Consolidated Statements of Capitalization as of December 31, 1997 and 1996  .........    F-6

 Consolidated Statements of Retained Earnings for the Three Years Ended
  December 31, 1997 ..................................................................    F-8

 Notes to Consolidated Financial Statements ..........................................    F-9


Interim Consolidated Financial Statements:

 Consolidated Statements of Income for the Three, Six and Twelve Months Ended June
  30, 1998 and 1997 ..................................................................    F-34

 Consolidated Statements of Comprehensive Income for the Three, Six and Twelve Months
  Ended June 30, 1998 and 1997 .......................................................    F-35

 Consolidated Balance Sheets as of June 30, 1998 and 1997 and December 31, 1997  .....    F-36

 Consolidated Statements of Cash Flows for the Three and Six Months Ended June 30,
  1998 and 1997 ......................................................................    F-37

 Notes to Consolidated Financial Statements ..........................................    F-38

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of MidAmerican Energy Holdings
   Company and Subsidiaries:


     We have audited the accompanying consolidated balance sheets and statements of capitalization of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                 /s/ PricewaterhouseCoopers LLP

                                                     COOPERS & LYBRAND L.L.P.


Kansas City, Missouri
January 23, 1998

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                       CONSOLIDATED STATEMENTS OF INCOME

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                             YEARS ENDED DECEMBER 31
                                                                  ---------------------------------------------
                                                                       1997            1996            1995
                                                                  -------------   -------------   -------------
OPERATING REVENUES
Electric utility ..............................................    $1,126,300      $1,099,008      $1,094,647
Gas utility ...................................................       536,306         536,753         459,588
Nonregulated ..................................................       259,675         236,851          95,106
                                                                   ----------      ----------      ----------
                                                                    1,922,281       1,872,612       1,649,341
                                                                   ----------      ----------      ----------
OPERATING EXPENSES
Utility:
 Cost of fuel, energy and capacity ............................       235,760         234,317         230,261
 Cost of gas sold .............................................       346,016         345,014         279,025
 Other operating expenses .....................................       429,794         350,174         399,648
 Maintenance ..................................................        98,090          88,621          85,363
 Depreciation and amortization ................................       170,540         164,592         158,950
 Property and other taxes .....................................       101,317          92,630          96,350
                                                                   ----------      ----------      ----------
                                                                    1,381,517       1,275,348       1,249,597
                                                                   ----------      ----------      ----------
Nonregulated:
 Cost of sales ................................................       240,182         218,256          70,209
 Other ........................................................        30,076          35,370          37,181
                                                                   ----------      ----------      ----------
                                                                      270,258         253,626         107,390
                                                                   ----------      ----------      ----------
 Total operating expenses .....................................     1,651,775       1,528,974       1,356,987
                                                                   ----------      ----------      ----------
OPERATING INCOME ..............................................       270,506         343,638         292,354
                                                                   ----------      ----------      ----------
NON-OPERATING INCOME
Interest income ...............................................         5,318           4,012           4,485
Dividend income ...............................................        13,792          16,985          16,954
Realized gains and losses on securities, net ..................         7,798           1,895             688
Other, net ....................................................        22,111          (4,020)        (10,467)
                                                                   ----------      ----------      ----------
                                                                       49,019          18,872          11,660
                                                                   ----------      ----------      ----------
FIXED CHARGES
Interest on long-term debt ....................................        89,898         102,909         105,550
Other interest expense ........................................        10,034          10,941           9,449
Preferred dividends of subsidiaries ...........................        14,468          10,689           8,059
Allowance for borrowed funds ..................................        (2,597)         (4,212)         (5,552)
                                                                   ----------      ----------      ----------
                                                                      111,803         120,327         117,506
                                                                   ----------      ----------      ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .........       207,722         242,183         186,508
INCOME TAXES ..................................................        68,390          98,422          66,803
                                                                   ----------      ----------      ----------
INCOME FROM CONTINUING OPERATIONS .............................       139,332         143,761         119,705
                                                                   ----------      ----------      ----------
DISCONTINUED OPERATIONS
Income (Loss) from operations (net of income taxes) ...........          (118)          2,117           3,059
Loss on disposal (net of income taxes) ........................        (4,110)        (14,832)             --
                                                                   ----------      ----------      ----------
                                                                       (4,228)        (12,715)          3,059
                                                                   ----------      ----------      ----------
NET INCOME ....................................................    $  135,104      $  131,046      $  122,764
                                                                   ==========      ==========      ==========
AVERAGE COMMON SHARES OUTSTANDING .............................        98,058         100,752         100,401
EARNINGS PER COMMON SHARE
Continuing operations .........................................    $     1.42      $     1.43      $     1.19
Discontinued operations .......................................        ( 0.04)         ( 0.13)           0.03
                                                                   ----------      ----------      ----------
Earnings per average common share .............................    $     1.38      $     1.30      $     1.22
                                                                   ==========      ==========      ==========
DIVIDENDS DECLARED PER SHARE ..................................    $     1.20      $     1.20      $     1.18
                                                                   ==========      ==========      ==========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                          CONSOLIDATED BALANCE SHEETS

                                (IN THOUSANDS)




                                                                               AS OF DECEMBER 31
                                                                         -----------------------------
                                                                              1997            1996
                                                                         -------------   -------------
ASSETS
UTILITY PLANT
Electric .............................................................    $4,084,920      $ 4,010,847
Gas ..................................................................       756,874          723,491
                                                                          ----------      -----------
                                                                           4,841,794        4,734,338
Less accumulated depreciation and amortization .......................     2,275,099        2,153,058
                                                                          ----------      -----------
                                                                           2,566,695        2,581,280
Construction work in progress ........................................        55,418           49,305
                                                                          ----------      -----------
                                                                           2,622,113        2,630,585
                                                                          ----------      -----------
POWER PURCHASE CONTRACT ..............................................       173,107          190,897
                                                                          ----------      -----------
INVESTMENT IN DISCONTINUED OPERATIONS ................................            --          166,320
                                                                          ----------      -----------
CURRENT ASSETS
Cash and cash equivalents ............................................        10,468           97,749
Receivables, less reserves of $347 and $2,093, respectively...........       207,471          312,015
Inventories ..........................................................        86,091           90,864
Other ................................................................        18,452           11,031
                                                                          ----------      -----------
                                                                             322,482          511,659
                                                                          ----------      -----------
INVESTMENTS ..........................................................       799,524          622,972
                                                                          ----------      -----------
OTHER ASSETS .........................................................       360,865          399,415
                                                                          ----------      -----------
TOTAL ASSETS .........................................................    $4,278,091      $ 4,521,848
                                                                          ==========      ===========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity ..........................................    $1,301,286      $ 1,239,946
MidAmerican preferred securities, not subject to
 mandatory redemption ................................................        31,763           31,769
Preferred securities, subject to mandatory redemption:
 MidAmerican preferred securities ....................................        50,000           50,000
 MidAmerican-obligated preferred securities of subsidiary trust
   holding solely MidAmerican junior subordinated debentures .........       100,000          100,000
Long-term debt (excluding current portion) ...........................     1,034,211        1,395,103
                                                                          ----------      -----------
                                                                           2,517,260        2,816,818
                                                                          ----------      -----------
CURRENT LIABILITIES
Notes payable ........................................................       138,054          161,990
Current portion of long-term debt ....................................       144,558           79,598
Current portion of power purchase contract ...........................        14,361           13,718
Accounts payable .....................................................       145,855          169,806
Taxes accrued ........................................................        92,629           82,254
Interest accrued .....................................................        22,355           28,513
Other ................................................................        38,766           22,830
                                                                          ----------      -----------
                                                                             596,578          558,709
                                                                          ----------      -----------
OTHER LIABILITIES
Power purchase contract ..............................................        83,143           97,504
Deferred income taxes ................................................       761,795          722,300
Investment tax credit ................................................        83,127           88,842
Other ................................................................       236,188          237,675
                                                                          ----------      -----------
                                                                           1,164,253        1,146,321
                                                                          ----------      -----------
TOTAL CAPITALIZATION AND LIABILITIES .................................    $4,278,091      $ 4,521,848
                                                                          ==========      ===========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (IN THOUSANDS)




                                                                                YEARS ENDED DECEMBER 31
                                                                    -----------------------------------------------
                                                                          1997             1996            1995
                                                                    ---------------   -------------   -------------
NET CASH FLOWS FROM OPERATING ACTIVITIES
Net income ......................................................     $ 135,104        $  131,046      $  122,764
Adjustments to reconcile net income to net cash provided:
 Depreciation and amortization ..................................       197,454           190,511         181,636
 Net decrease in deferred income taxes and
   investment tax credit, net ...................................       (71,191)           (7,894)           (961)
 Amortization of other assets ...................................        33,761            20,541          19,630
 Cash proceeds from accounts receivable sale ....................        70,000                --              --
 Capitalized cost of real estate sold ...........................         1,859             3,568           1,744
 Loss (income) from discontinued operations .....................         4,228            12,715          (3,059)
 Gain on sale of securities, assets and other investments .......        (9,996)          (10,132)         (1,050)
 Other-than-temporary decline in value of investments ...........         3,795            15,566          17,971
 Impact of changes in working capital, net of effects
   from discontinued operations .................................        28,098           (53,752)        (21,024)
 Other ..........................................................          (867)           19,218          19,369
                                                                      ---------        ----------      ----------
   Net cash provided ............................................       392,245           321,387         337,020
                                                                      ---------        ----------      ----------
NET CASH FLOWS FROM INVESTING ACTIVITIES
Utility construction expenditures ...............................      (166,932)         (154,198)       (190,771)
Quad Cities Nuclear Power Station decommissioning trust fund.....        (9,819)           (8,607)         (8,636)
Deferred energy efficiency expenditures .........................       (12,258)          (20,390)        (35,841)
Nonregulated capital expenditures ...............................       (14,066)          (55,788)        (12,881)
Purchase of securities ..........................................      (159,770)         (198,947)       (164,521)
Proceeds from sale of securities ................................       180,890           243,290          94,493
Proceeds from sale of assets and other investments ..............        57,433            33,285          34,263
Investment in discontinued operations ...........................       181,321            (5,984)         (9,752)
Other investing activities, net .................................        (1,360)            8,308           6,946
                                                                      ---------        ----------      ----------
 Net cash provided (used) .......................................        55,439          (159,031)       (286,700)
                                                                      ---------        ----------      ----------
NET CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid ...........................................      (117,605)         (120,770)       (118,828)
Issuance of long-term debt, net of issuance cost ................            --            99,500          12,750
Retirement of long-term debt, including reacquisition cost ......      (122,300)         (136,616)       (110,351)
Reacquisition of preferred shares ...............................            (6)          (58,176)            (10)
Reacquisition of common shares ..................................       (96,618)               --              --
Issuance of preferred shares, net of issuance cost ..............            --            96,850              --
Increase (decrease) in MidAmerican Capital Company
 unsecured revolving credit facility ............................      (174,500)           44,500          95,000
Issuance of common shares .......................................            --                --          15,083
Net increase (decrease) in notes payable ........................       (23,936)          (22,810)         60,300
                                                                      ---------        ----------      ----------
 Net cash used ..................................................      (534,965)          (97,522)        (46,056)
                                                                      ---------        ----------      ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ............       (87,281)           64,834           4,264
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..................        97,749            32,915          28,651
                                                                      ---------        ----------      ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR ........................     $  10,468        $   97,749      $   32,915
                                                                      =========        ==========      ==========
ADDITIONAL CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized .......................     $  96,805        $  107,179      $  116,843
                                                                      =========        ==========      ==========
Income taxes paid ...............................................     $ 130,521        $   85,894      $   69,319
                                                                      =========        ==========      ==========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                   CONSOLIDATED STATEMENTS OF CAPITALIZATION

                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                                                      AS OF DECEMBER 31
                                                                       ------------------------------------------------
                                                                                1997                     1996
                                                                       ----------------------- ------------------------
COMMON SHAREHOLDERS' EQUITY
Common shares, no par; 350,000,000 shares authorized;
 95,300,882 and 100,751,713 shares outstanding, respectively .........  $  753,873              $  801,431
Retained earnings ....................................................     409,296                 440,971
Valuation allowance, net of income taxes .............................     138,117                  (2,456)
                                                                        ----------              ----------
                                                                         1,301,286      51.7%    1,239,946       44.0%
                                                                        ----------      ----    ----------       ----
MIDAMERICAN PREFERRED SECURITIES (100,000,000 SHARES AUTHORIZED)
Cumulative shares outstanding not subject to mandatory redemption:
 $3.30 Series, 49,481 and 49,523 shares, respectively ................       4,948                   4,952
 $3.75 Series, 38,310 and 38,320 shares, respectively ................       3,831                   3,832
 $3.90 Series, 32,630 shares .........................................       3,263                   3,263
 $4.20 Series, 47,369 shares .........................................       4,737                   4,737
 $4.35 Series, 49,945 and 49,950 shares, respectively ................       4,994                   4,995
 $4.40 Series, 50,000 shares .........................................       5,000                   5,000
 $4.80 Series, 49,898 shares .........................................       4,990                   4,990
                                                                        ----------              ----------
                                                                            31,763       1.2%       31,769        1.1%
                                                                        ----------      ----    ----------       ----
Cumulative shares outstanding; subject to mandatory redemption:
 $5.25 Series, 100,000 shares ........................................      10,000                  10,000
 $7.80 Series, 400,000 shares ........................................      40,000                  40,000
                                                                        ----------              ----------
                                                                            50,000       2.0%       50,000        1.8%
                                                                        ----------      ----    ----------       ----
MIDAMERICAN-OBLIGATED PREFERRED SECURITIES
MidAmerican-obligated mandatorily redeemable cumulative
 preferred securities of subsidiary trust holding solely
 MidAmerican junior subordinated debentures:
 7.98% Series, 4,000,000 shares ......................................     100,000       4.0%      100,000        3.6%
                                                                        ----------      ----    ----------       ----
LONG-TERM DEBT
MidAmerican mortgage bonds:
 5.05% Series, due 1998 ..............................................          --                  49,100
 6.25% Series, due 1998 ..............................................          --                  75,000
 7.875% Series, due 1999 .............................................      60,000                  60,000
 6% Series, due 2000 .................................................      35,000                  35,000
 6.75% Series, due 2000 ..............................................      75,000                  75,000
 7.125% Series, due 2003 .............................................     100,000                 100,000
 7.70% Series, due 2004 ..............................................      55,630                  60,000
 7% Series, due 2005 .................................................      90,500                 100,000
 7.375% Series, due 2008 .............................................      75,000                  75,000
 8% Series, due 2022 .................................................      50,000                  50,000
 7.45% Series, due 2023 ..............................................       6,940                  26,500
 8.125% Series, due 2023 .............................................     100,000                 100,000
 6.95% Series, due 2025 ..............................................      12,500                  21,500
MidAmerican pollution control revenue obligations:
 5.15% to 5.75% Series, due periodically through 2003 ................       8,064                   8,424
 5.95% Series, due 2023 (secured by general mortgage bonds) ..........      29,030                  29,030

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                   CONSOLIDATED STATEMENTS OF CAPITALIZATION

                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)




                                                                                        AS OF DECEMBER 31
                                                                       ---------------------------------------------------
                                                                                  1997                      1996
                                                                       -------------------------- ------------------------
LONG-TERM DEBT (CONTINUED)
 Variable rate series -
   Due 2016 and 2017 (3.7% and 3.5%, respectively) ...................   $    37,600               $   37,600
   Due 2023 (secured by general mortgage
    bonds, 3.7% and 3.5%, respectively) ..............................        28,295                   28,295
   Due 2023 (3.7% and 3.5%, respectively) ............................         6,850                    6,850
   Due 2024 (3.7% and 3.6%, respectively) ............................        34,900                   34,900
   Due 2025 (3.7% and 3.5%, respectively) ............................        12,750                   12,750
MidAmerican notes:
 8.75% Series, due 2002 ..............................................           240                      240
 6.5% Series, due 2001 ...............................................       100,000                  100,000
 6.4% Series, due 2003 through 2007 ..................................         2,000                    2,000
 Obligation under capital lease ......................................         2,104                    2,218
 Unamortized debt premium and discount, net ..........................        (3,192)                  (4,009)
                                                                         -----------               ----------
   Total utility .....................................................       919,211                1,085,398
                                                                         -----------               ----------
Nonregulated subsidiaries notes:
 7.34% Series, due 1998 ..............................................            --                   20,000
 7.76% Series, due 1999 ..............................................        45,000                   45,000
 8.52% Series, due 2000 through 2002 .................................        70,000                   70,000
 8% Series, due annually through 2004 ................................            --                      205
 Borrowings under unsecured revolving credit facility (6.2%) .........            --                   64,000
 Borrowings under unsecured revolving credit facility (6.1%) .........            --                   26,000
 Borrowings under unsecured revolving credit facility (6.1%) .........            --                   84,500
                                                                         -----------               ----------
   Total nonregulated subsidiaries ...................................       115,000                  309,705
                                                                         -----------               ----------
                                                                           1,034,211       41.1%    1,395,103       49.5%
                                                                         -----------      -----    ----------      -----
TOTAL CAPITALIZATION .................................................   $ 2,517,260      100.0%   $2,816,818      100.0%
                                                                         ===========      =====    ==========      =====

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                                   YEARS ENDED DECEMBER 31
                                                          ------------------------------------------
                                                              1997           1996           1995
                                                          ------------   ------------   ------------
BEGINNING OF YEAR .....................................    $ 440,971      $ 430,589      $ 426,683
                                                           ---------      ---------      ---------
NET INCOME ............................................      135,104        131,046        122,764
                                                           ---------      ---------      ---------
DEDUCT (ADD):
Loss on repurchase of common shares ...................       49,174             --             --
Dividends declared on common shares of $1.20, $1.20 and
 $1.18 per share, respectively.........................      117,605        120,770        118,828
Other .................................................           --           (106)            30
                                                           ---------      ---------      ---------
                                                             166,779        120,664        118,858
                                                           ---------      ---------      ---------
END OF YEAR ...........................................    $ 409,296      $ 440,971      $ 430,589
                                                           =========      =========      =========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


(A) MERGER AND FORMATION OF THE COMPANY:

     MidAmerican Energy Holdings Company (Company or Holdings) is a holding company for MidAmerican Energy Company (MidAmerican), MidAmerican Capital Company (MidAmerican Capital) and Midwest Capital Group, Inc. (Midwest Capital). Prior to December 1, 1996, MidAmerican held the capital stock of MidAmerican Capital and Midwest Capital. Effective December 1, 1996, each share of MidAmerican common stock was exchanged for one share of Holdings common stock. As part of the transaction, MidAmerican distributed the capital stock of MidAmerican Capital and Midwest Capital to Holdings.

     MidAmerican was formed on July 1, 1995, as a result of the merger of Iowa-Illinois Gas and Electric Company (Iowa-Illinois), Midwest Resources Inc. (Midwest Resources) and its utility subsidiary, Midwest Power Systems Inc. (Midwest Power). Each outstanding share of preferred and preference stock of the predecessor companies was converted into one share of a similarly designated series of MidAmerican preferred stock, no par value. Each outstanding share of common stock of Midwest Resources and Iowa-Illinois was converted into one share and 1.47 shares, respectively, of MidAmerican common stock, no par value. The merger was accounted for as a pooling-of-interest and the financial statements included herein are presented as if the merger and the formation of the holding company had occurred as of the earliest period shown.


(B) CONSOLIDATION POLICY AND PREPARATION OF FINANCIAL STATEMENTS:

     The accompanying Consolidated Financial Statements include the Company and its wholly owned subsidiaries, MidAmerican, MidAmerican Capital and Midwest Capital. All significant intercompany transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.


(C) REGULATION:

     MidAmerican's utility operations are subject to the regulation of the Iowa Utilities Board (IUB), the Illinois Commerce Commission (ICC), the South Dakota Public Utilities Commission, and the Federal Energy Regulatory Commission
(FERC). MidAmerican's accounting policies and the accompanying Consolidated Financial Statements conform to generally accepted accounting principles applicable to rate-regulated enterprises and reflect the effects of the ratemaking process.

     Statement of Financial Accounting Standards (SFAS) No. 71 sets forth accounting principles for operations that are regulated and meet certain criteria. For operations that meet the criteria, SFAS 71 allows, among other things, the deferral of costs that would otherwise be expensed when incurred. A possible consequence of the changes in the utility industry is the discontinued applicability of SFAS 71. The majority of MidAmerican's electric and gas utility operations currently meet the criteria of SFAS 71, but its applicability is periodically reexamined. On December 16, 1997, MidAmerican's generation operations serving Illinois were no longer subject to the provisions of SFAS 71 due to passage of restructuring legislation in Illinois. Thus, MidAmerican was required to write off regulatory assets and liabilities from its balance sheet related to its Illinois generation operations. The net amount of such write-off's were immaterial. If other utility operations no longer meet the criteria of SFAS 71, MidAmerican would be required to write off the related regulatory assets and liabilities from its balance

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
sheet and thus, a material adjustment to earnings in that period could result. The following regulatory assets, primarily included in Other Assets in the Consolidated Balance Sheets, represent probable future revenue to MidAmerican because these costs are expected to be recovered in charges to utility customers (in thousands):




                                                          1997          1996
                                                      -----------   -----------
   Deferred income taxes ..........................    $143,851      $140,649
   Energy efficiency costs ........................     111,471       112,244
   Debt refinancing costs .........................      34,923        40,230
   FERC Order 636 transition costs ................       9,279        25,033
   Environmental costs ............................      20,417        22,577
   Retirement benefit costs .......................         595        11,025
   Enrichment facilities decommissioning ..........       8,781        11,089
   Unamortized costs of retired plant .............       5,771         8,953
   Other ..........................................       4,201         2,655
                                                       --------      --------
     Total ........................................    $339,289      $374,455
                                                       ========      ========

(D) REVENUE RECOGNITION:

     Revenues are recorded as services are rendered to customers. MidAmerican records unbilled revenues, and related energy costs, representing the estimated amount customers will be billed for services rendered between the meter-reading dates in a particular month and the end of such month. Accrued unbilled revenues were $80.2 million and $70.1 million at December 31, 1997 and 1996, respectively, and are included in Receivables on the Consolidated Balance Sheets.

     MidAmerican's Illinois and South Dakota jurisdictional sales, or approximately 11% of total retail electric sales, and the majority of its total retail gas sales are subject to adjustment clauses. These clauses allow MidAmerican to adjust the amounts charged for electric and gas service as the costs of gas, fuel for generation or purchased power change. The costs recovered in revenues through use of the adjustment clauses are charged to expense in the same period.


(E) DEPRECIATION AND AMORTIZATION:

     MidAmerican's provisions for depreciation and amortization for its utility operations are based on straight-line composite rates. The average depreciation and amortization rates for the years ended December 31 were as follows:




                            1997        1996        1995
                         ---------   ---------   ---------
   Electric ..........       3.8%        3.8%        3.9%
   Gas ...............       3.4%        3.7%        3.7%

     Utility plant is stated at original cost which includes overhead costs, administrative costs and an allowance for funds used during construction.

     The cost of repairs and minor replacements is charged to maintenance expense. Property additions and major property replacements are charged to plant accounts. The cost of depreciable units of utility plant retired or disposed of in the normal course of business is eliminated from the utility plant accounts and such cost, plus net removal cost, is charged to accumulated depreciation.

     An allowance for the estimated annual decommissioning costs of the Quad Cities Nuclear Power Station (Quad Cities) equal to the level of funding is included in depreciation expense. See Note 4(e) for additional information regarding decommissioning costs.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(F) INVESTMENTS:


     Investments, managed primarily through the Company's nonregulated subsidiaries, include the following amounts as of December 31 (in thousands):




                                                      1997          1996
                                                  -----------   -----------
   Investments:
   Marketable securities ......................    $467,207      $219,890
   Equipment leases ...........................      73,928        89,791
   Nuclear decommissioning trust fund .........      93,251        76,304
   Energy projects ............................      21,180        24,467
   Special-purpose funds ......................      10,057        44,863
   Real estate ................................      42,424        45,457
   Corporate owned life insurance .............      33,471        27,395
   Coal transportation ........................      14,516        18,623
   Communications .............................      10,000        56,333
   Security ...................................       8,551         5,367
   Other ......................................      24,939        14,482
                                                   --------      --------
   Total ......................................    $799,524      $622,972
                                                   ========      ========

     Marketable securities generally consist of preferred stocks, common stocks and mutual funds held by MidAmerican Capital. Investments in marketable securities classified as available-for-sale are reported at fair value with net unrealized gains and losses reported as a net of tax amount in Common Shareholders' Equity until realized. Investments in marketable securities that are classified as held-to-maturity are reported at amortized cost. An other-than-temporary decline in the value of a marketable security is recognized through a write-down of the investment to earnings.


     Investments held by the nuclear decommissioning trust fund for the Quad Cities units are classified as available-for-sale and are reported at fair value with net unrealized gains and losses reported as adjustments to the accumulated provision for nuclear decommissioning.


(G) CONSOLIDATED STATEMENTS OF CASH FLOWS:


     The Company considers all cash and highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash and cash equivalents for purposes of the Consolidated Statements of Cash Flows.


     Net cash provided (used) from changes in working capital, net of effects from discontinued operations was as follows (in thousands):




                                              1997            1996            1995
                                          ------------   -------------   -------------
   Receivables ........................    $  34,544       $ (84,802)      $ (31,314)
   Inventories ........................        4,773          (5,629)          7,013
   Other current assets ...............       (7,421)          6,732          (4,140)
   Accounts payable ...................      (23,950)         47,751          15,903
   Taxes accrued ......................       10,375             356          (9,755)
   Interest accrued ...................       (6,158)         (2,122)            (24)
   Other current liabilities ..........       15,935         (16,038)          1,293
                                           ---------       ---------       ---------
     Total ............................    $  28,098       $ (53,752)      $ (21,024)
                                           =========       =========       =========

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(H) ACCOUNTING FOR LONG-TERM POWER PURCHASE CONTRACT:


     Under a long-term power purchase contract with Nebraska Public Power District (NPPD), expiring in 2004, MidAmerican purchases one-half of the output of the 778-megawatt Cooper Nuclear Station (Cooper). The Consolidated Balance Sheets include a liability for MidAmerican's fixed obligation to pay 50% of NPPD's Nuclear Facility Revenue Bonds and other fixed liabilities. A like amount representing MidAmerican's right to purchase power is shown as an asset.



     Capital improvement costs prior to July 11, 1997, including carrying costs, were deferred, and are being amortized and recovered in rates over either a five-year period or the term of the NPPD contract. Beginning July 11, 1997, capital improvement costs are recovered currently from customers and are expensed as incurred.


     The fuel cost portion of the power purchase contract is included in Cost of Fuel, Energy and Capacity on the Consolidated Statements of Income. All other costs MidAmerican incurs in relation to its long-term power purchase contract with NPPD are included in Other Operating Expenses on the Consolidated Statements of Income.


     See Notes 4(d), 4(e) and 4(f) for additional information regarding the power purchase contract.


(I) ACCOUNTING FOR DERIVATIVES:


   1) Preferred Stock Hedge Instruments:


     The Company is exposed to market value risk from changes in interest rates for certain fixed rate sinking fund preferred and perpetual preferred stocks (fixed rate preferred stocks) included in Investments on the Consolidated Balance Sheets. The Company reviews the interest rate sensitivity of these securities and purchases put options on U.S. Treasury securities (put options) to reduce interest rate risk on preferred stocks. The Company does not purchase or sell put options for speculative purposes. The Company's intent is to substantially offset any change in market value of the fixed rate preferred stocks due to a change in interest rates with a change in market value of the put options.


     The preferred stocks are publicly traded securities and, as such, changes in their fair value are reported, net of income taxes, as a valuation allowance in shareholders' equity. Unrealized gains and losses on the associated put options are included in the determination of the fair value of the preferred stocks. The fair value of the put options, including unrealized gains and losses, included in the determination of the fair value of the preferred securities as of December 31, 1997 and 1996 was $1.9 million and $5.1 million, respectively. Realized gains and losses on the put options are included in Realized Gains and Losses on Securities, Net in the Consolidated Statements Income in the period the underlying hedged fixed rate preferred stocks are sold. At December 31, 1997, the Company held put options with a notional value of $3.2 million.


   2) Gas Futures Contracts and Swaps:


     The Company uses gas futures contracts and swap contracts to reduce its exposure to changes in the price of natural gas purchased to meet the needs of its customers and to manage margins on natural gas storage opportunities. Investments in natural gas futures contracts, which total $1.6 million and $0.8 million as of December 31, 1997 and 1996, are included in Receivables on the Consolidated Balance Sheets. Gains and losses on gas futures contracts that qualify for hedge accounting are deferred and reflected as adjustments to the carrying value of the hedged item or included in Other Assets on the Consolidated Balance Sheets until the underlying physical transaction is recorded if the instrument is used to hedge an anticipated future transaction. The net gain or loss on gas futures contracts is included in the determination of income in the same period as the expense for the physical delivery of the natural gas.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

Realized gains and losses on gas futures contracts and the net amounts exchanged or accrued under the natural gas swap contracts are included in Cost of Gas Sold, Other Net or Nonregulated-Costs of Sales consistent with the expense for the physical commodity. Deferred net gains (losses) related to the Company's gas futures contracts are $(0.4) million and $0.8 million as of December 31, 1997 and 1996, respectively.


     The Company periodically evaluates the effectiveness of its natural gas hedging programs. If a high degree of correlation between prices for the hedging instruments and prices for the physical delivery is not achieved, the contracts are recorded at fair value and the gains or losses are included in the determination of income. At December 31, 1997 the Company held the following hedging instruments:




                                                      NOTIONAL VOLUME     WEIGHTED AVERAGE
                                                          (MMBTU)           (PER MMBTU)
                                                     -----------------   -----------------
   Natural Gas Futures (Long) ....................      3,670,000              $2.277
   Natural Gas Futures (Short) ...................      1,670,000              $2.305
   Natural Gas Swaps (Fixed to Variable) .........      2,497,400
    Weighted average variable price ..............                             $2.558
    Weighted average fixed price .................                             $3.114
   Natural Gas Swaps (Variable to Fixed) .........      6,806,952
    Weighted average variable price ..............                             $2.536
    Weighted average fixed price .................                             $2.473

(2) LONG-TERM DEBT:


     The Company's sinking fund requirements and maturities of long-term debt for 1998 through 2002 are $145 million, $106 million, $134 million, $125 million and $25 million, respectively.


     The interest rate on the Company's Adjustable Rate Series Mortgage Bonds is reset every two years at 160 basis points over the average yield to maturity of 10-year Treasury securities. The rate was reset in 1997.


     The Company's Variable Rate Pollution Control Revenue Obligations bear interest at rates that are periodically established through remarketing of the bonds in the short-term tax-exempt market. The Company, at its option, may change the mode of interest calculation for these bonds by selecting from among several alternative floating or fixed rate modes. The interest rates shown in the Consolidated Statements of Capitalization are the weighted average interest rates as of December 31, 1997 and 1996. The Company maintains dedicated revolving credit facility agreements or renewable lines of credit to provide liquidity for holders of these issues.


     Substantially all the former Iowa-Illinois utility property and franchises, and substantially all of the former Midwest Power electric utility property in Iowa, or approximately 82% of gross utility plant, is pledged to secure mortgage bonds.


     MidAmerican Capital has $64 million and $50 million unsecured revolving credit facility agreements which mature in 1998. Borrowings under these agreements may be on a fixed rate, floating rate or competitive bid rate basis. All subsidiary long-term borrowings outstanding at December 31, 1997, are without recourse to Holdings.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(3) JOINTLY OWNED UTILITY PLANT:

     Under joint plant ownership agreements with other utilities, MidAmerican had undivided interests at December 31, 1997, in jointly owned generating plants as shown in the table below.

     The dollar amounts below represent MidAmerican's share in each jointly owned unit. Each participant has provided financing for its share of each unit. Operating Expenses on the Consolidated Statements of Income include MidAmerican's share of the expenses of these units (dollars in millions).




                                        NUCLEAR                               COAL FIRED
                                     -------------   -------------------------------------------------------------
                                                                    COUNCIL
                                      QUAD CITIES       NEAL        BLUFFS        NEAL       OTTUMWA      LOUISA
                                         UNITS          UNIT         UNIT         UNIT         UNIT        UNITS
                                       NO. 1 & 2        NO. 3        NO. 3        NO. 4       NO. 1        NO. 1
                                     -------------   ----------   ----------   ----------   ---------   ----------
IN SERVICE DATE                           1972          1975         1978         1979         1981        1983
Utility plant in service .........      $   240       $   128      $   298      $   159      $   210     $   531
Accumulated depreciation .........      $    87       $    78      $   164      $    87      $   103     $   235
Unit capacity-MW .................        1,529           515          675          624          716         700
Percent ownership ................         25.0%         72.0%        79.1%        40.6%        52.0%       88.0%

(4) COMMITMENTS AND CONTINGENCIES:


(A) CAPITAL EXPENDITURES:

     Utility construction expenditures for 1998 are estimated to be $201 million, including $13 million for Quad Cities nuclear fuel. Nonregulated capital expenditures depend upon the availability of investment opportunities and other factors. During 1998, such expenditures are estimated to be approximately $10 million.


(B) MANUFACTURED GAS PLANT FACILITIES:

     The United States Environmental Protection Agency (EPA) and the state environmental agencies have determined that contaminated wastes remaining at certain decommissioned manufactured gas plant facilities may pose a threat to the public health or the environment if such contaminants are in sufficient quantities and at such concentrations as to warrant remedial action.

     MidAmerican is evaluating 26 properties which were, at one time, sites of gas manufacturing plants in which it may be a potentially responsible party
(PRP). The purpose of these evaluations is to determine whether waste materials are present, whether such materials constitute an environmental or health risk, and whether MidAmerican has any responsibility for remedial action. MidAmerican is currently conducting field investigations at seventeen of the sites and has completed investigations at one of the sites. In addition, MidAmerican has completed removals at three of the sites. MidAmerican is continuing to evaluate several of the sites to determine the future liability, if any, for conducting site investigations or other site activity.

     MidAmerican's present estimate of probable remediation costs for the sites discussed above as of December 31, 1997 is $21 million. This estimate has been recorded as a liability and a regulatory asset for future recovery. The ICC has approved the use of a tariff rider which permits recovery of the actual costs of litigation, investigation and remediation relating to former MGP sites. MidAmerican's present rates in Iowa provide for a fixed annual recovery of MGP costs. MidAmerican intends to pursue recovery of the remediation costs from other PRPs and its insurance carriers.

     The estimate of probable remediation costs is established on a site specific basis. The costs are accumulated in a three-step process. First, a determination is made as to whether MidAmerican has

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
potential legal liability for the site and whether information exists to indicate that contaminated wastes remain at the site. If so, the costs of performing a preliminary investigation and the costs of removing known contaminated soil are accrued. As the investigation is performed and if it is determined remedial action is required, the best estimate of remediation costs is accrued. If necessary, the estimate is revised when a consent order is issued. The estimated recorded liabilities for these properties include incremental direct costs of the remediation effort, costs for future monitoring at sites and costs of compensation to employees for time expected to be spent directly on the remediation effort. The estimated recorded liabilities for these properties are based upon preliminary data. Thus, actual costs could vary significantly from the estimates. The estimate could change materially based on facts and circumstances derived from site investigations, changes in required remedial action and changes in technology relating to remedial alternatives. In addition, insurance recoveries for some or all of the costs may be possible, but the liabilities recorded have not been reduced by any estimate of such recoveries.

     Although the timing of potential incurred costs and recovery of such costs in rates may affect the results of operations in individual periods, management believes that the outcome of these issues will not have a material adverse effect on MidAmerican's financial position or results of operations.


(C) CLEAN AIR ACT:

     On July 18, 1997, the EPA adopted revisions to the National Ambient Air Quality Standards for ozone and a new standard for fine particulate matter. Based on data to be obtained from monitors located throughout the states, the EPA will make a determination of whether the states have any areas that do not meet the air quality standards (i.e., areas that are classified as nonattainment). If a state has area(s) classified as nonattainment area(s), the state is required to submit a State Implementation Plan specifying how it will reach attainment of the standards through emission reductions or other means.

     The impact of the new standards on MidAmerican will depend on the attainment status of the areas surrounding MidAmerican's operations and MidAmerican's relative contribution to the nonattainment status. If MidAmerican's operations contribute to nonattainment and modifications to MidAmerican's operations or facilities are necessary, the cost of making emissions reductions to meet the air quality standards will be dependent upon the level of emissions reductions required and the available technology. MidAmerican will continue to evaluate the potential impact of the new regulations.

     Following recommendations provided by the Ozone Transport Assessment Group, the EPA, in November 1997, issued a Notice of Proposed Rulemaking which identified 22 states and the District of Columbia as making significant contribution to nonattainment of NAAQS for ozone. Iowa is not subject to these emissions reduction requirements as EPA's rule is currently drafted, and, as such, MidAmerican does not anticipate that its facilities will be subject to additional emissions reductions as a result of this initiative. The EPA anticipates issuing its final rules in September 1998. MidAmerican will continue to closely monitor this rulemaking proceeding.


(D) LONG-TERM POWER PURCHASE CONTRACT:

     Payments to NPPD cover one-half of the fixed and operating costs of Cooper (excluding depreciation but including debt service) and MidAmerican's share of nuclear fuel cost (including nuclear fuel disposal) based on energy delivered. The debt service portion is approximately $1.5 million per month for 1998 and is not contingent upon the plant being in service. In addition, MidAmerican pays one-half of NPPD's decommissioning funding related to Cooper.

     The debt amortization and Department of Energy (DOE) enrichment plant decontamination and decommissioning component of MidAmerican's payments to NPPD were $13.8 million, $14.5 million and $12.0 million and the net interest component was $3.8 million, $3.6 million and $4.6 million each for the years 1997, 1996 and 1995, respectively.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     MidAmerican's payments for the debt principal portion of the power purchase contract obligation and the DOE enrichment plant decontamination and decommissioning payments are $14.4 million, $15.0 million, $15.8 million, $16.6 million, $17.4 million and $18.3 million for 1998 through 2003, respectively.


(E) DECOMMISSIONING COSTS:

     Based on site-specific decommissioning studies that include decontamination, dismantling, site restoration and dry fuel storage cost, MidAmerican's share of expected decommissioning costs for Cooper and Quad Cities, in 1997 dollars, is $247 million and $230 million, respectively. In Illinois, nuclear decommissioning costs are included in customer billings through a mechanism that permits annual adjustments. Such costs are reflected as base rates in Iowa tariffs.

     For purposes of developing a decommissioning funding plan for Cooper, NPPD assumes that decommissioning costs will escalate at an annual rate of 4.0%. Although Cooper's operating license expires in 2014, the funding plan assumes decommissioning will start in 2004, the anticipated plant shutdown date.

     As of December 31, 1997, MidAmerican's share of funds set aside by NPPD in internal and external accounts for decommissioning was $78.2 million. In addition, the funding plan also assumes various funds and reserves currently held to satisfy NPPD bond resolution requirements will be available for plant decommissioning costs after the bonds are retired in early 2004. The funding schedule assumes a long-term return on funds in the trust of 6.75% annually. Certain funds will be required to be invested on a short-term basis when decommissioning begins and are assumed to earn at a rate of 4.0% annually. NPPD is recognizing decommissioning costs over the life of the power sales contract. MidAmerican makes payments to NPPD related to decommissioning Cooper. These payments are included in MidAmerican's power purchase costs. The Cooper decommissioning component of MidAmerican's payments to NPPD was $11.3 million, $9.9 million and $8.9 million for the years 1997, 1996, and 1995, respectively, and is included in Other Operating Expenses in the Consolidated Statements of Income. Earnings from the internal and external trust funds, which are recognized by NPPD as the owner of the plant, are tax exempt and serve to reduce future funding requirements.

     External trusts have been established for the investment of funds for decommissioning the Quad Cities units. The total accrued balance as of December 31, 1997, was $93.3 million and is included in Other Liabilities and a like amount is reflected in Investments and represents the value of the assets held in the trusts.

     MidAmerican's provision for depreciation included costs for Quad Cities nuclear decommissioning of $9.8 million, $8.6 million and $8.6 million for 1997, 1996 and 1995, respectively. The provision charged to expense is equal to the funding that is being collected in rates. The decommissioning funding component of MidAmerican's Illinois tariffs assumes decommissioning costs, related to the Quad Cities unit, will escalate at an annual rate of 5.3% and the assumed annual return on funds in the trust is 6.5%. The Quad Cities decommissioning funding component of MidAmerican's Iowa tariffs assumes decommissioning costs will escalate at an annual rate of 6.3% and the assumed annual return on funds in the trust is 6.5%. Earnings on the assets in the trust fund were $5.0 million, $3.5 million and $2.5 million for 1997, 1996 and 1995, respectively.


(F) NUCLEAR INSURANCE:

     MidAmerican maintains financial protection against catastrophic loss associated with its interest in Quad Cites and Cooper through a combination of insurance purchased by NPPD (the owner and operator of Cooper) and Commonwealth Edison (the joint owner and operator of Quad Cities), insurance

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
purchased directly by MidAmerican, and the mandatory industry-wide loss funding mechanism afforded under the Price-Anderson Amendments Act of 1988. The coverage falls into three categories: nuclear liability, property coverage and nuclear worker liability.


     NPPD and Commonwealth Edison each purchase nuclear liability insurance in the maximum available amount of $200 million. In accordance with the Price-Anderson Amendments Act of 1988, excess liability protection above that amount is provided by a mandatory industry-wide program under which the owners of nuclear generating facilities could be assessed for liability incurred due to a serious nuclear incident at any commercial nuclear reactor in the United States. Currently, MidAmerican's maximum potential share of such an assessment is $79.3 million per incident, payable in installments not to exceed $10 million annually.


     The property coverage provides for property damage, stabilization and decontamination of the facility, disposal of the decontaminated material and premature decommissioning. For Quad Cities, Commonwealth Edison purchases primary and excess property insurance protection for the combined interest in Quad Cities totalling $2.1 billion. For Cooper, NPPD purchases primary property insurance in the amount of $500 million. Additionally, MidAmerican and NPPD separately purchase coverage for their respective obligation of $1.125 billion each in excess of the $500 million primary layer purchased by NPPD. This structure provides that both MidAmerican and NPPD are covered for their respective 50% obligation in the event of a loss totalling $2.75 billion. MidAmerican also directly purchases extra expense/business interruption coverage to cover the cost of replacement power and/or other continuing costs in the event of a covered accidental outage at Cooper or Quad Cities. The coverages purchased directly by MidAmerican, and the primary and excess property coverages purchased by Commonwealth Edison, contain provisions for retrospective premium assessments should two or more full policy-limit losses occur in one policy year. Currently, the maximum retrospective amounts that could be assessed against MidAmerican from industry mutual insurance companies for its obligations associated with Cooper and Quad Cities combined total $11.6 million.


     The master nuclear worker liability coverage is an industry-wide policy with an aggregate limit of $200 million for the nuclear industry as a whole, which is in effect to cover tort claims of workers as a result of radiation exposure on or after January 1, 1988. MidAmerican's share, based on its interest in Cooper and Quad Cities, of a maximum potential share of a retrospective assessment under this program is $3.0 million.


(G) COAL AND NATURAL GAS CONTRACT COMMITMENTS:


     MidAmerican has entered into supply and related transportation contracts for its fossil fueled generating stations. The contracts, with expiration dates ranging from 1998 to 2003, require minimum payments of $132.2 million, $88.8 million, $57.8 million, $26.3 million and $3.1 million and $3.1 million for the years 1998 through 2003, respectively. The Company expects to supplement these coal contracts with spot market purchases to fulfill its future fossil fuel needs.


     The Company has entered into various natural gas supply and transportation contracts for its utility operations. The minimum commitments under these contracts are $88 million, $63 million, $37 million, $32 million and $16 million for the years 1998 through 2002, respectively, and $76 million for the total of the years thereafter. During 1993 FERC Order 636 became effective, requiring interstate pipelines to restructure their services. The pipeline will recover the transition costs related to Order 636 from the local distribution companies. The Company has recorded a liability and regulatory asset for the transition costs which are being recovered by the Company through the purchased gas adjustment clause. The unrecovered balance recorded by the Company as of December 31, 1997, was $9.3 million.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(5) COMMON SHAREHOLDERS' EQUITY:

     Common shares outstanding changed during the years ended December 31 as shown in the table below (in thousands):




                                        1997                       1996                      1995
                              -------------------------   -----------------------   -----------------------
                                 AMOUNT        SHARES        AMOUNT       SHARES       AMOUNT       SHARES
                              -----------   -----------   -----------   ---------   -----------   ---------
Balance, beginning of
 year .....................    $ 801,431      100,752      $801,227      100,752     $786,420       99,687
Changes due to:
 Repurchase of
   common shares ..........      (47,444)      (5,451)           --           --           --           --
 Issuance of common
   shares .................           --           --            --           --       15,083        1,065
 Stock options ............          210           --           623           --           --           --
 Capital stock expense              (289)          --          (419)          --         (276)          --
 Other ....................          (35)          --            --           --           --           --
                               ---------      -------      --------      -------     --------       ------
 Balance, end of year .....    $ 753,873       95,301      $801,431      100,752     $801,227      100,752
                               =========      =======      ========      =======     ========      =======

(6) RETIREMENT PLANS:

     The Company has noncontributory defined benefit pension plans covering substantially all employees. Benefits under the plans are based on participants' compensation, years of service and age at retirement.

     Funding is based upon the actuarially determined costs of the plans and the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. MidAmerican has been allowed to recover funding contributions in rates.

     Net periodic pension cost includes the following components for the years ended December 31 (in thousands):




                                                                           1997           1996           1995
                                                                       ------------   ------------   ------------
   Service cost-benefit earned during the period ...................    $  10,092      $  12,323      $   9,817
   Interest cost on projected benefit obligation ...................       29,623         31,109         27,934
   Decrease in pension costs from actual return on assets ..........      (79,580)       (58,460)       (63,593)
   Net amortization and deferral ...................................       39,446         26,223         32,126
   One-time charge .................................................           --             --         15,683
   Regulatory deferral of incurred cost ............................        5,423            568        (10,470)
                                                                        ---------      ---------      ---------
   Net periodic pension cost .......................................    $   5,004      $  11,763      $  11,497
                                                                        =========      =========      =========

     During 1995, the Company incurred a one-time charge of $15.7 million related to the early retirement portion of its restructuring plan. Of such cost, $3.0 million was charged to expense and the remaining amount was deferred for future recovery through the regulatory process.

     The plan assets are stated at fair market value and are primarily comprised of insurance contracts, United States government debt and corporate equity securities. The plans in which accumulated benefits exceed assets consist entirely of nonqualified defined benefit plans. Although the plans have no assets, the Company purchases corporate owned life insurance to provide funding for the future cash requirements. The cash value of such insurance was $21.5 million and $17.3 million at December 31, 1997 and 1996,

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
respectively. The following table presents the funding status of the plans and amounts recognized in the Consolidated Balance Sheets as of December 31 (dollars in thousands):




                                                                           PLANS IN WHICH:
                                                   ---------------------------------------------------------------
                                                            ASSETS EXCEED                ACCUMULATED BENEFITS
                                                        ACCUMULATED BENEFITS                 EXCEED ASSETS
                                                   -------------------------------   -----------------------------
                                                        1997             1996             1997            1996
                                                   --------------   --------------   -------------   -------------
Actuarial present value of benefit obligations:
 Vested benefit obligation .....................     $ (325,770)      $ (298,237)      $ (40,080)      $ (36,574)
 Nonvested benefit obligation ..................         (3,623)          (3,454)           (242)         (1,925)
                                                     ----------       ----------       ---------       ---------
 Accumulated benefit obligation ................       (329,393)        (301,691)        (40,322)        (38,499)
 Provision for future pay increases ............        (52,027)         (79,790)         (8,301)         (8,733)
                                                     ----------       ----------       ---------       ---------
 Projected benefit obligation ..................       (381,420)        (381,481)        (48,623)        (47,232)
Plan assets at fair value ......................        483,668          427,828              --              --
                                                     ----------       ----------       ---------       ---------
Projected benefit obligation (greater) less than
 plan assets ...................................        102,248           46,347         (48,623)        (47,232)
Unrecognized prior service cost ................            592           18,636          21,147          21,544
Unrecognized net loss (gain) ...................        (93,770)         (63,173)         (1,281)             --
Unrecognized net transition asset ..............        (16,339)         (18,929)             --              --
 Other .........................................             --               --         (11,565)        (12,811)
                                                     ----------       ----------       ---------       ---------
Pension liability recognized in the Consolidated
 Balance Sheets ................................     $   (7,269)      $  (17,119)      $ (40,322)      $ (38,499)
                                                     ==========       ==========       =========       =========


                                                                        1997     1996
                                                                       ------   -----
   Assumptions used were:
    Discount rate ...................................................   7.0%     7.5%
    Rate of increase in compensation levels .........................   5.0%     5.0%
    Weighted average expected long-term rate of return on assets.....   9.0%     9.0%

     The Company currently provides certain health care and life insurance benefits for retired employees. Under the plans, substantially all of the Company's employees may become eligible for these benefits if they reach retirement age while working for the Company. However, the Company retains the right to change these benefits anytime at its discretion.


     In January 1993, the Company adopted SFAS No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. The Company began expensing these costs on an accrual basis for its Illinois customers and certain of its Iowa customers in 1993 and including provisions for such costs in rates for these customers. For its remaining Iowa customers, the Company deferred the portion of these costs above the "pay-as-you-go" amount already included in rates until recovery on an accrual basis was established in 1995. The Company is currently amortizing the deferral, expensing the SFAS No. 106 accrual and including provisions for these costs in rates.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     Net periodic postretirement benefit cost includes the following components for the year ended December 31 (in thousands):




                                                                       1997          1996          1995
                                                                   -----------   -----------   -----------
   Service cost-benefit earned during the period ...............    $  2,680      $  2,118      $  1,583
   Interest cost ...............................................       8,822         8,341         7,185
   Increase (decrease) in benefit cost from actual return on
    assets .....................................................      (2,285)       (1,598)       (2,090)
   Amortization of unrecognized transition obligation ..........       5,291         5,291         5,291
   Amortization of unrecognized service cost ...................         650            --            --
   Amortization of unrecognized prior year (loss) ..............        (298)           --            --
   Other .......................................................        (288)         (297)         (262)
   One-time charge for early retirement ........................          --            --         4,353
   Regulatory recognition of incurred cost .....................       4,888         5,112         5,140
                                                                    --------      --------      --------
   Net periodic postretirement benefit cost ....................    $ 19,460      $ 18,967      $ 21,200
                                                                    ========      ========      ========

     During 1995, the Company recorded a one-time expense of $4.4 million related to the early retirement portion of its restructuring plan.

     The Company has established external trust funds to meet its expected postretirement benefit obligations. The trust funds are comprised primarily of guaranteed rate investment accounts and money market investment accounts. A reconciliation of the funded status of the plan to the amounts realized as of December 31 is presented below (dollars in thousands):




                                                                  1997            1996
                                                             -------------   -------------
   Accumulated present value of benefit obligations:
    Retiree benefit obligation ...........................    $  (74,534)     $  (78,935)
    Active employees fully eligible for benefits .........        (6,466)         (2,798)
    Other active employees ...............................       (46,347)        (34,772)
                                                              ----------      ----------
    Accumulated benefit obligation .......................      (127,347)       (116,505)
   Plan assets at fair value .............................        52,174          36,783
                                                              ----------      ----------
   Accumulated benefit obligation greater than plan assets       (75,173)        (79,722)
   Unrecognized net gain .................................       (11,248)         (8,810)
   Prior service cost ....................................         8,277              --
   Unrecognized transition obligation ....................        79,370          84,662
                                                              ----------      ----------
   Postretirement benefit liability recognized in the
   Consolidated Balance Sheets ...........................    $    1,226      $   (3,870)
                                                              ==========      ==========
   Assumptions used were:
    Discount rate ........................................           7.0%            7.5%
    Weighted average expected long-term rate of return
      on assets (after taxes) ............................           6.5%            6.7%

     For purposes of calculating the postretirement benefit obligation, it is assumed health care costs for covered individuals prior to age 65 will increase by 10.0% in 1998, and that the rate of increase thereafter will decline by 1.0% annually to an ultimate rate of 5.5% by the year 2003. For covered individuals age 65 and older, it is assumed health care costs will increase by 7.0% in 1998, and that the rate of increase thereafter will decline by 1.0% annually to an ultimate rate of 5.5% by the year 2000.

     If the assumed health care trend rates used to measure the expected cost of benefits covered by the plans were increased by 1%, the total service and interest cost would increase by $1.8 million and the accumulated postretirement benefit obligation would increase by $15.4 million.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     The Company sponsors defined contribution pension plans (401(k) plans) covering substantially all employees. The Company's contributions to the plans, which are based on the participants' level of contribution and cannot exceed four percent of the participants' salaries or wages, were $4.6 million, $4.4 million and $3.7 million for 1997, 1996 and 1995, respectively.


(7) STOCK-BASED COMPENSATION PLANS:

     The company has stock-based compensation arrangements as described below. The company accounts for these plans under Accounting Principles Board Opinion No. 25 and the related interpretations. The total compensation cost recognized in income for stock-based compensation awards was $1.3 million, $0.6 million, and $1.8 million for 1997, 1996, and 1995 respectively. Had the company used Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), pro-forma net income for common stock would be $135.3 million, $130.9 million, and $122.6 million, while earnings per share would be $1.38, $1.30, and $1.22 for the years ended 1997, 1996, and 1995 respectively.

     Stock options and performance share awards have been granted pursuant to the MidAmerican Energy Company 1995 Long-Term Incentive Plan (the "Plan"). Up to four million shares are authorized to be granted under the Plan.

Stock Options -- Under the Plan, the Board of Directors have granted options to purchase shares of MidAmerican Holdings common stock (the "Options") at the fair market value of the shares on the date of the grant. The options vest over a 4-year period at a rate of 25% per year and expire ten years after the date of grant. Stock option activity for 1997, 1996, and 1995 is summarized as follows:




                                                    1997                    1996                   1995
                                            ---------------------  ----------------------  ---------------------
                                                        WEIGHTED                WEIGHTED                WEIGHTED
                                                         AVERAGE                AVERAGE                 AVERAGE
                                                        EXERCISE               EXEERCISE                EXERCISE
                                              NUMBER      PRICE      NUMBER      PRICE       NUMBER      PRICE
                                            ---------  ----------  ---------  -----------  ----------  ---------
Outstanding, beginning of year ...........   800,000     $14.66     700,000      $14.50          --         --
Granted ..................................    46,666     $17.36     100,000      $15.75     700,000     $14.50
Exercised ................................   165,000     $14.58          --          --          --         --
Forfeited ................................   115,000     $14.93          --          --          --         --
Expired ..................................        --         --          --          --          --         --
Outstanding, end of year .................   566,666     $15.12     800,000      $14.66     700,000     $14.50
Exercisable, end of year .................   315,000     $14.54     175,000      $14.50          --         --
Weighted average fair value of options
 granted during year .....................               $ 1.66                  $ 1.48                 $ 1.58

     The fair value of the options granted were estimated as of the date of the grant using the Black-Scholes option pricing model. The model assumed:




                                          1997          1996          1995
                                      -----------   -----------   ------------
   Dividend rate per share ..........    $1.20         $1.20        $1.20
   Expected volatility ..............    16.55%        17.62%          23%
   Expected life ....................   10 Years      10 Years      10 Years
   Risk free interest rate ..........     6.14%         6.53%        6.28%

     The options outstanding at December 31, 1997 have an exercise price range of $14.50 to $17.785, with a weighted average contractual life of 8.25 years.

     Performance Shares -- Under the Plan, participants are granted contingent shares of common stock. The shares are contingent upon the attainment of specified performance measures within a 3-year performance period. During the performance period, the participant is entitled to receive dividends and vote the stock. The stock is vested upon achievement of the performance measures. If the specified

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
criteria is not met within the 3-year performance period, the shares are forfeited. The following table provides certain information regarding contingent performance incentive shares granted under the Plan:




                                                               1997           1996          1995
                                                           ------------   -----------   -----------
   Number of performance shares granted ................      77,105         68,189        86,277
   Fair value at date of grant (in thousands) ..........   $   1,335       $  1,176      $  1,251
   Weighted average per share amounts ..................   $ 17.3125       $17.2500      $14.5000
   End of performance period ...........................   6/30/2000        6/30/99       6/30/98

     In addition, the company has granted 800 restricted shares to each non-employee director in 1997, 1996 and 1995. Non-employee directors are restricted from disposing of granted shares until such time as they cease to be a director of the company. The following table provides certain information regarding the directors restricted shares granted under the Plan.




                                                               1997          1996          1995
                                                           -----------   -----------   -----------
   Number of shares granted ............................      11,200        12,000        13,600
   Fair value at date of grant (in thousands) ..........    $    194      $    207      $    197
   Weighted average price per share amounts ............    $17.3125      $17.2500      $14.5000

     Employee Stock Ownership Plan -- Employees of the Company are allowed to purchase company stock up to the lesser of 15% or $25,000 of their annual compensation at a 15% discount. The number of shares acquired by employees under the plan were 140,943, 150,899, and 182,707 in 1997, 1996 and 1995, respectively. The Company currently acquires shares in the open market for this plan. Participants who purchase shares under the Plan are required to hold purchased shares for 180 days.


(8) SHORT-TERM BORROWING:

     Interim financing of working capital needs and the construction program may be obtained from the sale of commercial paper or short-term borrowing from banks. Information regarding short-term debt follows (dollars in thousands):




                                                     1997            1996            1995
                                                -------------   -------------   -------------
   Balance at year-end ......................     $ 138,054       $ 161,990       $ 184,800
   Weighted average interest rate on year-end
     balance ................................           5.9%            5.4%            5.7%
   Average daily amount outstanding during
     the year ...............................     $ 117,482       $ 151,318       $ 114,036
   Weighted average interest rate on average
     daily amount outstanding during the
     year ...................................           5.7%            5.5%            6.0%

     MidAmerican has authority from FERC to issue short-term debt in the form of commercial paper and bank notes aggregating $400 million. As of December 31, 1997, MidAmerican had a $250 million revolving credit facility agreement and a $10 million line of credit and Holdings had lines of credit totaling $120 million. MidAmerican's commercial paper borrowings are supported by the revolving credit facility and the line of credit.


(9) RATE MATTERS:

     As a result of a negotiated settlement in Illinois, MidAmerican reduced its Illinois electric service rates by annual amounts of $13.1 million and $2.4 million, effective November 3, 1996, and June 1, 1997, respectively.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     On June 27, 1997, the Iowa Utilities Board (IUB) issued an order in a consolidated rate proceeding involving MidAmerican's pricing proposal and a filing by the Iowa Office of Consumer Advocate (OCA). The order approved a March 1997 settlement agreement between MidAmerican, the OCA and other parties to the proceeding. The agreement includes a number of characteristics of MidAmerican's pricing proposal. Prices for residential customers were reduced $8.5 million annually and $10.0 million annually, effective November 1, 1996, and July 11, 1997, respectively, and will be reduced an additional $5.0 million annually on June 1, 1998, for a total annual decrease of $23.5 million. Rates for commercial and industrial customers will be reduced a total of $10 million annually by June 1, 1998, through pilot projects, negotiated rates with individual customers and, if needed, a base rate reduction effective June 1, 1998. The agreement includes a tracking mechanism to currently recover the cost of capital improvements required by the Cooper Nuclear Station Power Purchase Contract. The tracking mechanism will offset approximately $9 million of these reductions.

     In addition, the agreement accepted MidAmerican's proposal to eliminate the Iowa energy adjustment clause (EAC) which was the mechanism through which fuel costs were collected from Iowa customers prior to July 11, 1997. The EAC flows the cost of fuel to customers on a current basis, and thus, fuel costs had little impact on net income. Prospectively, base rates for Iowa customers will include a factor for recovery of a representative level of fuel costs. To the extent actual fuel costs vary from that factor, pre-tax earnings will be impacted. The fuel cost factor will be reviewed in February 1999 and adjusted prospectively if actual 1998 fuel costs vary 15% above or below the factor included in base rates.

     Under the agreement, if MidAmerican's annual Iowa electric jurisdictional return on common equity exceeds 12%, then an equal sharing between customers and shareholders of earnings above the 12% level begins; if it exceeds 14%, then two-thirds of MidAmerican's share of those earnings will be used for accelerated recovery of certain regulatory assets. The agreement permits MidAmerican to file for increased rates if the return falls below 9%. Other parties signing the agreement are prohibited from filing for reduced rates prior to 2001 unless the return, after reflecting credits to customers, exceeds 14%.

     The agreement also provides that MidAmerican will develop a pilot program for a market access service which allows customers with at least 4 MW of load to choose energy suppliers. The pilot program, which is subject to approval by the IUB and the Federal Energy Regulatory Commission (FERC), is limited to 60 MW of participation the first year and can be expanded by 15 MW annually until the conclusion of the program. Any loss of revenues associated with the pilot program will be considered part of the $10 million annual reduction for commercial and industrial customers as described above, but may not be recovered from other customer classes. The program was filed with the IUB and the FERC in September 1997. The Company anticipates that the necessary approvals will be received before the end of the second quarter of 1998.


(10) DISCONTINUED OPERATIONS:

     In the third quarter of 1996, the Company announced the discontinuation of certain nonstrategic businesses in support of its strategy of becoming the leading regional energy and complementary services provider. In November of 1996, the Company signed a definitive agreement with KCS Energy, Inc. (KCS) to sell an oil and gas exploration and development subsidiary and completed the sale on January 3, 1997. The Company recorded an after-tax loss of $7.1 million for the disposition in 1996 and an additional $0.9 million in 1997. In October 1997, the company sold its subsidiary that developed and continues to operate a computerized information system facilitating the real-time exchange of power in the electric industry. The Company recorded a $4.0 million estimated after-tax loss on disposal in the third quarter of 1996 and an additional $3.2 million in September 1997. In addition, in the third quarter of 1996 the Company received a final settlement from the sale of a coal mining subsidiary which was reflected as a discontinued operation by a predecessor company in 1982. The final settlement, which resulted in an after-tax loss of $3.3 million, included the reacquisition of preferred equity by the buyer and the settlement of reclamation reserves.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     Proceeds received from the disposition of the oil and gas subsidiary included $210 million in cash and 870,000 warrants, after a stock split in 1997, to purchase KCS common stock. The warrants were valued at $6 million. Proceeds received from the disposition of the subsidiary that operates a computerized information system for the exchange of power in the electric industry included an unsecured note receivable for $0.7 million and warrants to purchase twenty percent of the acquirer which have been valued at zero. Proceeds received from the disposition of the coal mining subsidiary settlement were $15 million. Net assets of the discontinued operations are separately presented on the Consolidated Balance Sheets as Investment in Discontinued Operations.

     Revenues from discontinued activities, as well as the results of operations and the estimated loss on the disposal of discontinued operations for the years ended December 31 are as follows (in thousands):




                                                       1997            1996           1995
                                                  -------------   -------------   -----------
   OPERATING REVENUES .........................     $      --       $ 233,952      $ 81,637
                                                    =========       =========      ========
   INCOME FROM OPERATIONS
   Income (loss) before income taxes ..........     $    (200)      $   1,638      $  4,704
   Income tax benefit (expense) ...............            82             479        (1,645)
                                                    ---------       ---------      --------
   Income (loss) from Operations ..............     $    (118)      $   2,117      $  3,059
                                                    =========       =========      ========
   LOSS ON DISPOSAL
   Income (loss) before income taxes ..........     $ (10,106)      $   9,047      $     --
   Income tax benefit (expense) ...............         5,996         (23,879)           --
                                                    ---------       ---------      --------
   Loss on disposal ...........................     $  (4,110)      $ (14,832)     $     --
                                                    =========       =========      ========

(11) CONCENTRATION OF CREDIT RISK:

     The Company's electric utility operations serve 560,000 customers in Iowa, 85,000 customers in western Illinois and 3,000 customers in southeastern South Dakota. The Company's gas utility operations serve 486,000 customers in Iowa, 65,000 customers in western Illinois, 63,000 customers in southeastern South Dakota and 4,000 customers in northeastern Nebraska. The largest communities served by the Company are the Iowa and Illinois Quad-Cities; Des Moines, Sioux City, Cedar Rapids, Waterloo, Iowa City and Council Bluffs, Iowa; and Sioux Falls, South Dakota. The Company's utility operations grant unsecured credit to customers, substantially all of whom are local businesses and residents. As of December 31, 1997, billed receivables from the Company's utility customers totalled $14.8 million. As described in Note 18, billed receivables related to utility services have been sold to a wholly owned unconsolidated subsidiary.

     MidAmerican Capital has investments in preferred stocks of companies in the utility industry. As of December 31, 1997, the total cost of these investments was $96 million.

     MidAmerican Capital has entered into leveraged lease agreements with companies in the airline industry. As of December 31, 1997, the receivables under these agreements totalled $35 million.


(12) PREFERRED SHARES:

     During 1996, MidAmerican redeemed all shares of the $1.7375 Series of preferred stock. The redemptions were made at a premium, which resulted in a charge to net income of $1.6 million.

     The $5.25 Series Preferred Shares, which are not redeemable prior to November 1, 1998 for any purpose, are subject to mandatory redemption on November 1, 2003 at $100 per share. The $7.80 Series Preferred Shares have sinking fund requirements under which 66,600 shares will be redeemed at $100 per share each May 1, beginning in 2001 through May 1, 2006.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     The total outstanding cumulative preferred stock of MidAmerican not subject to mandatory redemption requirements may be redeemed at the option of the Company at prices which, in the aggregate, total $31.8 million. The aggregate total the holders of all preferred stock outstanding at December 31, 1997, are entitled to upon involuntary bankruptcy is $181.8 million plus accrued dividends. Annual dividend requirements for all preferred stock outstanding at December 31, 1997, total $12.9 million.


(13) SEGMENT INFORMATION:


     Information related to segments of the Company's business is as follows for the years ended December 31 (in thousands):




                                                       1997            1996            1995
                                                  -------------   -------------   -------------
   UTILITY
   Electric:
    Operating revenues ........................    $1,126,300      $1,099,008      $1,094,647
    Cost of fuel, energy and capacity .........       235,760         234,317         230,261
    Depreciation and amortization expense .....       145,931         140,939         136,324
    Other operating expenses ..................       502,109         424,594         459,344
                                                   ----------      ----------      ----------
    Operating income ..........................    $  242,500      $  299,158      $  268,718
                                                   ==========      ==========      ==========
   Gas:
    Operating revenues ........................    $  536,306      $  536,753      $  459,588
    Cost of gas sold ..........................       346,016         345,014         279,025
    Depreciation and amortization expense .....        24,609          23,653          22,626
    Other operating expenses ..................       127,092         106,831         122,017
                                                   ----------      ----------      ----------
    Operating income ..........................    $   38,589      $   61,255      $   35,920
                                                   ==========      ==========      ==========
   Operating income ...........................    $  281,089      $  360,413      $  304,638
   Other income (expense) .....................        14,699           3,998          (4,074)
    Fixed charges .............................       100,018          96,753          92,036
                                                   ----------      ----------      ----------
   Income from continuing operations before
    income taxes ..............................       195,770         267,658         208,528
   Income taxes ...............................        76,317         112,927          84,098
                                                   ----------      ----------      ----------
   Income from continuing operations ..........    $  119,453      $  154,731      $  124,430
                                                   ==========      ==========      ==========
   Capital Expenditures--
    Electric ..................................    $  128,544      $  116,243      $  133,490
    Gas .......................................    $   38,388      $   37,955      $   57,281

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                                                     1997           1996           1995
                                                 -----------   -------------   ------------
   NONREGULATED
    Revenues .................................    $ 259,675      $ 236,851      $  95,106
    Cost of sales ............................      240,182        218,256         70,351
    Depreciation and amortization ............        3,436          4,854          6,010
    Other operating expenses .................       26,640         30,516         31,029
                                                  ---------      ---------      ---------
    Operating income (loss) ..................      (10,583)       (16,775)       (12,284)
    Other income .............................       34,320         14,874         15,734
   Fixed charges .............................       11,785         23,574         25,470
                                                  ---------      ---------      ---------
    Income (loss) from continuing
      operations before income taxes .........       11,952        (25,475)       (22,020)
    Income taxes .............................       (7,927)       (14,505)       (17,295)
                                                  ---------      ---------      ---------
    Income (loss) from continuing
      operations .............................    $  19,879      $ (10,970)     $  (4,725)
                                                  =========      =========      =========
    Capital expenditures .....................    $  14,066      $  55,788      $  12,881


                                                      1997            1996            1995
                                                 -------------   -------------   -------------
   ASSET INFORMATION
   Identifiable utility assets:
    Electric (a) .............................    $2,825,573      $2,954,324      $2,947,832
    Gas (a) ..................................       677,991         692,993         699,539
    Used in overall utility operations .......        11,341         114,545          30,084
    Nonregulated .............................       763,186         593,666         615,342
    Investment in discontinued operations ....            --         166,320         177,300
                                                  ----------      ----------      ----------
      Total assets ...........................    $4,278,091      $4,521,848      $4,470,097
                                                  ==========      ==========      ==========

----------
(a) Utility plant less accumulated provision for depreciation, receivables, inventories, nuclear decommissioning trust fund and regulatory assets.


(14) FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments. Tariffs for the Company's utility services are established based on historical cost ratemaking. Therefore, the impact of any realized gains or losses related to financial instruments applicable to the Company's utility operations is dependent on the treatment authorized under future ratemaking proceedings.

     Cash and cash equivalents -- The carrying amount approximates fair value due to the short maturity of these instruments.

     Quad Cities nuclear decommissioning trust fund -- Fair value is based on quoted market prices of the investments held by the fund.

     Marketable securities -- Fair value is based on quoted market prices.

     Debt securities -- Fair value is based on the discounted value of the future cash flows expected to be received from such investments.

     Equity investments carried at cost -- Fair value is based on an estimate of the Company's share of partnership equity, offers from unrelated third parties or the discounted value of the future cash flows expected to be received from such investments.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     Notes payable -- Fair value is estimated to be the carrying amount due to the short maturity of these issues.


     Preferred shares -- Fair value of preferred shares with mandatory redemption provisions is estimated based on the quoted market prices for similar issues.


     Long-term debt -- Fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.


     The following table presents the carrying amount and estimated fair value of certain financial instruments as of December 31 (in thousands):




                                                                   1997                        1996
                                                        --------------------------- ---------------------------
                                                           CARRYING        FAIR        CARRYING        FAIR
                                                            AMOUNT        VALUE         AMOUNT        VALUE
                                                        ------------- ------------- ------------- -------------
Financial Instruments Owned by the Company:
 Equity investments carried at cost ...................  $   33,979    $   36,491    $   95,339    $  273,311
Financial Instruments Issued by the Company:
 MidAmerican preferred securities; subject to
   mandatory redemption ...............................  $   50,000    $   53,650    $   50,000    $   52,920
MidAmerican-obligated preferred securities; subject
 to mandatory redemption ..............................  $  100,000    $  104,250    $  100,000    $  100,490
Long-term debt, including current portion .............  $1,178,769    $1,214,951    $1,474,701    $1,522,500

     Included in investments on the Consolidated Balance Sheets is the Company's investment in common stock of McLeodUSA Incorporated (McLeodUSA). McLeodUSA common stock has been publicly traded since June 14, 1996. Investor agreements related to McLeodUSA's initial public offering and subsequent merger with Consolidated Communications Inc. prohibit the Company from selling or otherwise disposing of any of the common stock of McLeodUSA prior to September 24, 1998, without approval of McLeodUSA's board of directors. As a result of the agreements, the Company's investment was considered restricted stock and as such, was recorded at cost in all periods prior to September 1997. Beginning in September 1997, the investment is no longer considered restricted for accounting purposes and is recorded at fair value. At December 31, 1997 the cost and fair value of the McLeodUSA investment were $45.2 million and $257.9 million, respectively. The unrealized gain is recorded, net of income taxes, as a valuation allowance in common shareholders' equity. At December 31, 1997, the net unrealized gain and deferred income taxes for this investment were $212.7 million and $74.4 million, respectively.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     The amortized cost, gross unrealized gain and losses and estimated fair value of investments in debt and equity securities at December 31 are as follows (in thousands):




                                                                    1997
                                         ----------------------------------------------------------
                                          AMORTIZED     UNREALIZED       UNREALIZED         FAIR
                                             COST          GAINS           LOSSES          VALUE
                                         -----------   ------------   ---------------   -----------
Available-for-sale:
 Equity securities ...................    $257,316       $226,747        $(10,522)       $473,541
 Municipal bonds .....................      35,217          2,116              (1)         37,332
 U. S. Government securities .........      18,753            800              (4)         19,549
 Corporate securities ................      13,579            222              (3)         13,798
 Cash equivalents ....................       9,862             --              --           9,862
                                          --------       --------        --------        --------
                                          $334,727       $229,885        $(10,530)       $554,082
                                          ========       ========        ========        ========
Held-to-maturity:
 Equity securities ...................    $  6,376       $     --        $     --        $  6,376
 Debt securities .....................       4,567            345              --           4,912
                                          --------       --------        --------        --------
                                          $ 10,943       $    345        $     --        $ 11,288
                                          ========       ========        ========        ========


                                                                 1996
                                        -------------------------------------------------------
                                         AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                            COST          GAINS         LOSSES         VALUE
                                        -----------   ------------   ------------   -----------
Available-for-sale:
 Equity securities ..................    $208,226        $4,883        $ (8,325)     $204,784
 Municipal bonds ....................      41,800         3,041            (356)       44,485
 U.S. Government securities .........      26,814           137            (157)       26,794
 Cash equivalents ...................      11,152            --              --        11,152
                                         --------        ------        --------      --------
                                         $287,992        $8,061        $ (8,838)     $287,215
                                         ========        ======        ========      ========
Held-to-maturity:
 Equity securities ..................    $  6,435        $   --        $   (196)     $  6,239
 Debt securities ....................      15,445           252              --        15,697
                                         --------        ------        --------      --------
                                         $ 21,880        $  252        $   (196)     $ 21,936
                                         ========        ======        ========      ========

     At December 31, 1997, the debt securities held by the Company had the following maturities (in thousands):




                                  AVAILABLE FOR SALE         HELD TO MATURITY
                               ------------------------   -----------------------
                                AMORTIZED       FAIR       AMORTIZED       FAIR
                                   COST         VALUE         COST        VALUE
                               -----------   ----------   -----------   ---------
Within 1 year ..............     $ 2,971      $ 2,987        $1,718      $2,014
1 through 5 years ..........      14,057       14,377         2,137       2,143
5 through 10 years .........      26,821       28,119           139         147
Over 10 years ..............      23,700       25,196           573         608

     During 1996, the Company sold a portion of its held-to-maturity securities due to a significant deterioration in the issuer's credit worthiness. Such securities had a carrying value of $4.8 million and proceeds from the sale were $4.3 million.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     The proceeds and the gross realized gains and losses on the disposition of investments held by the Company for the years ended December 31, are as follows (in thousands):




                                        1997        1996        1995
                                    ----------- ----------- -----------
   Proceeds from sales ............  $211,691    $250,772    $106,910
   Gross realized gains ...........    14,320       9,920       3,923
   Gross realized losses ..........    (6,480)     (7,950)     (3,082)

(15) INCOME TAX EXPENSE:


     Income tax expense from continuing operations includes the following for the years ended December 31 (in thousands):



                                            1997        1996       1995
                                        ------------ ---------- ----------
   Current
    Federal ...........................  $  91,627    $ 80,165   $ 54,430
    State .............................     21,619      22,100     13,330
                                         ---------    --------   --------
                                           113,246     102,265     67,760
                                         ---------    --------   --------
   Deferred
    Federal ...........................    (29,257)      2,627      5,750
    State .............................     (8,242)       (264)     1,470
                                         ---------    --------   --------
                                           (37,499)      2,363      7,220
   Investment tax credit, net .........     (7,357)     (6,206)    (8,177)
                                         ---------    --------   --------
    Total .............................  $  68,390    $ 98,422   $ 66,803
                                         =========    ========   ========

     Included in Deferred Income Taxes in the Consolidated Balance Sheets as of December 31 are deferred tax assets and deferred tax liabilities as follows (in thousands):



                                                                   1997         1996
                                                                ----------   ----------
   Deferred tax assets
    Related to:
      Investment tax credits ................................    $ 55,998     $ 61,349
      Unrealized losses .....................................       7,880       12,034
      Pensions ..............................................      17,339       17,648
      AMT credit carry forward ..............................          --       10,188
      Nuclear reserves and decommissioning ..................      15,287        8,233
      Other .................................................       1,589        5,839
                                                                 --------     --------
       Total ................................................    $ 98,093     $115,291
                                                                 ========     ========


                                                                   1997         1996
                                                                ---------    ---------
   Deferred tax liabilities
    Related to:
      Depreciable property ..................................    $504,594     $545,459
      Income taxes recoverable through future rates .........     197,877      201,998
      Unrealized gains ......................................      81,501           --
      Energy efficiency .....................................      40,902       44,734
      Reacquired debt .......................................      15,346       14,265
      FERC Order 636 ........................................       2,857        9,023
      Other .................................................      16,811       22,112
                                                                ---------    ---------
       Total ................................................    $859,888     $837,591
                                                                =========    =========

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

     The following table is a reconciliation between the effective income tax rate, before preferred stock dividends of subsidiary, indicated by the Consolidated Statements of Income and the statutory federal income tax rate for the years ended December 31:




                                                                       1997        1996        1995
                                                                    ---------   ---------   ---------
   Effective federal and state income tax rate ..................      31%         39%          34%
   Amortization of investment tax credit ........................       3           2            4
   State income tax, net of federal income tax benefit ..........      (4)         (6)          (5)
   Dividends received deduction .................................       2           2            2
   Other ........................................................       3          (2)          --
                                                                     ----        ----         ----
   Statutory federal income tax rate ............................      35%         35%         35%
                                                                     ====        ====         ====

(16) INVENTORIES:

     Inventories include the following amounts as of December 31 (in thousands):




                                                           1997          1996
                                                        ----------   -----------
   Materials and supplies, at average cost ..........    $31,425      $ 32,222
   Coal stocks, at average cost .....................     14,225        32,293
   Gas in storage, at LIFO cost .....................     35,430        23,915
   Fuel oil, at average cost ........................      2,344         1,264
   Other ............................................      2,667         1,170
                                                         -------      --------
    Total ...........................................    $86,091      $ 90,864
                                                         =======      ========

     At December 31, 1997 prices, the current cost of gas in storage was $50.3 million.


(17) MIDAMERICAN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED
     SECURITIES OF MIDAMERICAN ENERGY FINANCING I:

     In December 1996, MidAmerican Energy Financing I (the Trust), a wholly-owned statutory business trust of MidAmerican, issued 4,000,000 shares of 7.98% Series MidAmerican-obligated mandatorily redeemable preferred securities (the Preferred Securities). The sole assets of the Trust are $103.1 million of MidAmerican 7.98% Series A Debentures due 2045 (the Debentures). There is a full and unconditional guarantee by MidAmerican of the Trust's obligations under the Preferred Securities. MidAmerican has the right to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarters. If interest payments on the Debentures are deferred, distributions on the Preferred Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon and MidAmerican may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its capital stock.

     The Debentures may be redeemed by MidAmerican on or after December 18, 2001, or at an earlier time if there is more than an insubstantial risk that interest paid on the Debentures will not be deductible for federal income tax purposes. If the Debentures, or a portion thereof, are redeemed, the Trust must redeem a like amount of the Preferred Securities. If a termination of the Trust occurs, the Trust will distribute to the holders of the Preferred Securities a like amount of the Debentures unless such a distribution is determined not to be practicable. If such determination is made, the holders of the Preferred Securities will be entitled to receive, out of the assets of the trust after satisfaction of its liabilities, a liquidation amount of $25 for each Preferred Security held plus accrued and unpaid distributions.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(18) SALE OF ACCOUNTS RECEIVABLE:


     In 1997 MidAmerican entered into a revolving agreement, which expires in 2002, to sell all of its right, title and interest in the majority of its billed accounts receivable to MidAmerican Energy Funding Corporation (Funding Corp.), a special purpose entity established to purchase accounts receivable from MidAmerican. Funding Corp. in turn has sold receivable interests to outside investors. In consideration of the sale, MidAmerican received $70 million in cash and the remaining balance in the form of a subordinated note from Funding Corp. The agreement is structured as a true sale under which the creditors of Funding Corp. will be entitled to be satisfied out of the assets of Funding Corp. prior to any value being returned to MidAmerican or its creditors and, as such, the accounts receivable sold are not reflected on Holdings' or MidAmerican's Consolidated Balance Sheets. At December 31, 1997, $130.0 million, net of reserves, was sold under the agreement.


(19) EARNINGS PER SHARE


     Reconciliation for the Income and Shares of the Basic and Diluted per share computations for income from continuing operations for the years ended December 31 are as follows (in thousands, except per share amounts):




                                                            1997                                 1996
                                              ---------------------------------   -----------------------------------
                                                                          PER                                  PER
                                                                         SHARE                                SHARE
                                                 INCOME      SHARES     AMOUNT       INCOME       SHARES      AMOUNT
                                              -----------   --------   --------   -----------   ---------   ---------
INCOME FROM CONTINUING OPERATIONS .........    $139,332                            $143,761
BASIC EPS
Income Available to Common
 Shareholders .............................    $139,332      98,058     $1.42      $143,761      100,752     $ 1.43
                                                                        =====                                ======
EFFECT OF DILUTIVE SECURITIES
Stock Options .............................          --         107                      --           89
                                               --------      ------                --------      -------
DILUTED EPS
Income Available to Common
 Shareholders .............................    $139,332      98,165     $1.42      $143,761      100,841     $ 1.43
                                               ========      ======     =====      ========      =======     ======


                                                                  1995
                                                    ---------------------------------
                                                                                PER
                                                                               SHARE
                                                       INCOME       SHARES     AMOUNT
                                                    -----------   ---------   -------
INCOME FROM CONTINUING OPERATIONS ...............    $119,705
BASIC EPS
Income Available to Common Shareholders .........    $119,705      100,401     $1.19
                                                                               =====
EFFECT OF DILUTIVE SECURITIES
Stock Options ...................................          --           20
                                                     --------      -------
DILUTED EPS
Income Available to Common Shareholders .........    $119,705      100,421     $1.19
                                                     ========      =======     =====

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(20) UNAUDITED QUARTERLY OPERATING RESULTS:




                                                                                   1997
                                                       ------------------------------------------------------------
                                                        1ST QUARTER     2ND QUARTER     3RD QUARTER     4TH QUARTER
                                                       -------------   -------------   -------------   ------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues .................................     $584,395         $390,615       $440,698        $506,573
Operating income ...................................       77,233           55,395         97,948          39,930
Income from continuing operations ..................       34,174           24,176         49,705          31,277
Income (loss)from discontinued operations ..........         (234)             408         (2,793)         (1,609)
Earnings on common stock ...........................       33,940           24,584         46,912          29,668
Earnings per average common share and Earnings
 per average common share assuming dilution:
Income from continuing operations ..................     $   0.34         $   0.24       $   0.51        $   0.33
Income (loss) from discontinued operations .........           --             0.01          (0.03)          (0.02)
                                                         --------         --------       --------        --------
                                                         $   0.34         $   0.25       $   0.48        $   0.31
                                                         ========         ========       ========        ========


                                                                                   1996
                                                       ------------------------------------------------------------
                                                        1ST QUARTER     2ND QUARTER     3RD QUARTER     4TH QUARTER
                                                       -------------   -------------   -------------   ------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating revenues .................................     $ 507,596       $ 391,466       $ 434,678      $ 538,872
Operating income ...................................       100,141          65,004          97,919         80,574
Income from continuing operations ..................        48,405          25,099          40,548         29,709
Income (loss) from discontinued operations .........         2,642           3,896         (17,992)        (1,261)
Earnings on common stock ...........................        51,047          28,995          22,556         28,448
Earnings per average common share and Earnings
 per average common share assuming dilution:
Income from continuing operations ..................     $    0.48       $    0.25       $    0.40      $    0.29
Income (loss) from discontinued operations .........          0.03            0.04           (0.18)         (0.01)
                                                         ---------       ---------       ---------      ---------
                                                         $    0.51       $    0.29       $    0.22      $    0.28
                                                         =========       =========       =========      =========

     The quarterly data reflect seasonal variations common in the utility industry.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

(21) OTHER INFORMATION:


     The Company completed a merger-related restructuring plan during 1995. Other operating expenses in the Consolidated Statements of Income for 1995 includes $33.4 million related to the restructuring plan.


     Non-Operating -- Other, Net, as shown on the Consolidated Statements of Income includes the following for the years ended December 31 (in thousands):




                                                                    1997            1996            1995
                                                                ------------   -------------   -------------
Other-than-temporary declines in value of investments and
 other assets ...............................................     $ (3,443)      $ (15,566)      $ (17,971)
IES merger costs ............................................           --          (8,689)             --
Special purpose fund income .................................        1,989           3,301           1,863
Energy efficiency carrying charges ..........................        4,993           3,255           3,092
Gain on sale of cushion gas .................................          855           3,182              --
Incentive gas purchase plan award ...........................        4,914           2,677              --
Agency gas sales, net .......................................        1,184           1,840             228
Gain (loss) on reacquisition of long-term debt ..............         (556)          1,105              --
Gain on sale of assets, net .................................       10,213             974           8,570
MidAmerican merger costs ....................................           --              --          (4,624)
Allowance for equity funds used during construction .........           --              --             481
Income (loss) from equity method investments ................        1,273           2,510            (312)
NPPD settlement .............................................        2,248              --              --
Other .......................................................       (1,559)          1,391          (1,794)
                                                                  --------       ---------       ---------
 Total ......................................................     $ 22,111       $  (4,020)      $ (10,467)
                                                                  ========       =========       =========

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                          THREE MONTHS              SIX MONTHS               TWELVE MONTHS
                                                         ENDED JUNE 30             ENDED JUNE 30             ENDED JUNE 30
                                                    ------------------------ ----------------------- ---------------------------
                                                        1998         1997        1998        1997         1998          1997
                                                    -----------  ----------- ----------- ----------- ------------- -------------
OPERATING REVENUES
Electric utility .................................   $287,094     $261,801    $543,448    $516,117    $1,153,631    $1,086,271
Gas utility ......................................     67,288       80,913     240,488     292,478       484,316       547,627
Nonregulated .....................................     39,041       42,549      81,015     156,827       183,863       305,074
                                                     --------     --------    --------    --------    ----------    ----------
                                                      393,423      385,263     864,951     965,422     1,821,810     1,938,972
                                                     --------     --------    --------    --------    ----------    ----------
OPERATING EXPENSES
Utility:
 Cost of fuel, energy and capacity ...............     57,085       52,141     102,284     111,424       226,620       229,243
 Cost of gas sold ................................     32,648       45,099     137,969     186,932       297,053       360,521
 Other operating expenses ........................    111,746       98,691     218,523     192,298       456,019       364,703
 Maintenance .....................................     30,740       22,349      53,323      46,098       105,315        90,844
 Depreciation and amortization ...................     44,191       42,060      88,382      84,068       174,854       166,654
 Property and other taxes ........................     24,295       24,853      49,765      50,343       100,739        93,871
                                                     --------     --------    --------    --------    ----------    ----------
                                                      300,705      285,193     650,246     671,163     1,360,600     1,305,836
                                                     --------     --------    --------    --------    ----------    ----------
Nonregulated:
 Cost of sales ...................................     24,197       37,243      63,233     146,213       157,202       287,219
 Other ...........................................     14,180        7,432      20,489      15,418        35,147        34,796
                                                     --------     --------    --------    --------    ----------    ----------
                                                       38,377       44,675      83,722     161,631       192,349       322,015
                                                     --------     --------    --------    --------    ----------    ----------
 Total operating expenses ........................    339,082      329,868     733,968     832,794     1,552,949     1,627,851
                                                     --------     --------    --------    --------    ----------    ----------
OPERATING INCOME .................................     54,341       55,395     130,983     132,628       268,861       311,121
                                                     --------     --------    --------    --------    ----------    ----------
NON-OPERATING INCOME
Interest income ..................................      2,178        1,562       4,630       3,115         6,833         4,603
Dividend income ..................................      2,738        3,707       5,452       7,255        11,989        15,338
Realized gains and losses on securities, net .....        954           98       2,019         616         9,201          (723)
Other, net .......................................        778        3,279       6,435       7,264        21,282        (1,484)
                                                     --------     --------    --------    --------    ----------    ----------
                                                        6,648        8,646      18,536      18,250        49,305        17,734
                                                     --------     --------    --------    --------    ----------    ----------
FIXED CHARGES
Interest on long-term debt .......................     20,324       22,829      40,608      46,292        84,214        97,496
Other interest expense ...........................      3,416        4,119       6,628       5,448        11,214        10,666
Preferred dividends of subsidiaries ..............      3,233        3,231       6,465       8,000        12,933        14,028
Allowance for borrowed funds .....................       (921)        (603)     (1,675)     (1,312)       (2,960)       (3,068)
                                                     --------     --------    --------    --------    ----------    ----------
                                                       26,052       29,576      52,026      58,428       105,401       119,122
                                                     --------     --------    --------    --------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES ....................................     34,937       34,465      97,493      92,450       212,765       209,733
INCOME TAXES .....................................     13,937       10,289      37,760      34,100        72,050        81,126
                                                     --------     --------    --------    --------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS ................     21,000       24,176      59,733      58,350       140,715       128,607
                                                     --------     --------    --------    --------    ----------    ----------
DISCONTINUED OPERATIONS
Income (loss) from operations (net of
 income taxes) ...................................         --          408          --         698          (816)       (3,723)
Loss on disposal (net of income taxes) ...........         --           --          --        (524)       (3,586)      (15,356)
                                                     --------     --------    --------    --------    ----------    ----------
                                                           --          408          --         174        (4,402)      (19,079)
                                                     --------     --------    --------    --------    ----------    ----------
NET INCOME .......................................   $ 21,000     $ 24,584    $ 59,733    $ 58,524    $  136,313    $  109,528
                                                     ========     ========    ========    ========    ==========    ==========
AVERAGE COMMON SHARES OUTSTANDING ................     94,473       98,621      94,675      99,534        95,619       100,096
EARNINGS PER COMMON SHARE
 --BASIC AND DILUTED:
Continuing operations ............................   $   0.22     $   0.24    $   0.63    $   0.59    $     1.47    $     1.28
Discontinued operations ..........................         --         0.01          --          --         (0.04)        (0.19)
                                                     --------     --------    --------    --------    ----------    ----------
Earnings per average common share ................   $   0.22     $   0.25    $   0.63    $   0.59    $     1.43    $     1.09
                                                     ========     ========    ========    ========    ==========    ==========
DIVIDENDS DECLARED PER SHARE .....................   $   0.30     $   0.30    $   0.60    $   0.60    $     1.20    $     1.20
                                                     ========     ========    ========    ========    ==========    ==========

       The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                (IN THOUSANDS)




                                                    THREE MONTHS                SIX MONTHS                TWELVE MONTHS
                                                    ENDED JUNE 30              ENDED JUNE 30              ENDED JUNE 30
                                              -------------------------   -----------------------   -------------------------
                                                  1998          1997         1998         1997          1998          1997
                                              ------------   ----------   ----------   ----------   -----------   -----------
NET INCOME ................................    $  21,000      $ 24,584     $59,733      $58,524      $136,313      $109,528
                                               ---------      --------     -------      -------      --------      --------
OTHER COMPREHENSIVE INCOME
Unrealized (losses) gains on securities:
Unrealized holding gains (losses) during
 period ...................................      (29,603)       (1,104)     53,253        3,022       274,158         5,810
 Less reclassification adjustment for
   realized gains (losses) reflected in net
   income during period ...................          954            95       2,019          613         9,193          (729)
                                               ---------      --------     -------      -------      --------      --------
                                                 (30,557)       (1,199)     51,234        2,409       264,965         6,539
Income tax (benefit) expense ..............      (10,535)         (429)     18,014          789        92,792         2,234
                                               ---------      --------     -------      -------      --------      --------
 Other comprehensive income, net ..........      (20,022)         (770)     33,220        1,620       172,173         4,305
                                               ---------      --------     -------      -------      --------      --------
COMPREHENSIVE INCOME ......................    $     978      $ 23,814     $92,953      $60,144      $308,486      $113,833
                                               =========      ========     =======      =======      ========      ========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                          CONSOLIDATED BALANCE SHEETS

                                (IN THOUSANDS)



                                                                                       AS OF
                                                                    --------------------------------------------
                                                                               JUNE 30               DECEMBER 31
                                                                    -----------------------------   ------------
                                                                         1998            1997           1997
                                                                    -------------   -------------   ------------
                                                                             (UNAUDITED)
ASSETS
UTILITY PLANT
Electric ........................................................    $4,106,986      $4,050,767      $4,084,920
Gas .............................................................       766,127         731,978         756,874
                                                                     ----------      ----------      ----------
                                                                      4,873,113       4,782,745       4,841,794
Less accumulated depreciation and amortization ..................     2,350,265       2,215,077       2,275,099
                                                                     ----------      ----------      ----------
                                                                      2,522,848       2,567,668       2,566,695
Construction work in progress ...................................        82,671          37,880          55,418
                                                                     ----------      ----------      ----------
                                                                      2,605,519       2,605,548       2,622,113
                                                                     ----------      ----------      ----------
POWER PURCHASE CONTRACT .........................................       168,430         190,504         173,107
                                                                     ----------      ----------      ----------
INVESTMENT IN DISCONTINUED OPERATIONS ...........................            --           6,610              --
                                                                     ----------      ----------      ----------
CURRENT ASSETS
Cash and cash equivalents .......................................       121,720          57,297          10,468
Receivables .....................................................       160,212         203,511         207,471
Inventories .....................................................        64,471          69,796          86,091
Other ...........................................................        14,970          10,227          18,452
                                                                     ----------      ----------      ----------
                                                                        361,373         340,831         322,482
                                                                     ----------      ----------      ----------
INVESTMENTS AND NONREGULATED PROPERTY, NET ......................       883,797         605,669         799,524
                                                                     ----------      ----------      ----------
OTHER ASSETS ....................................................       388,378         386,543         360,865
                                                                     ----------      ----------      ----------
TOTAL ASSETS ....................................................    $4,407,497      $4,135,705      $4,278,091
                                                                     ==========      ==========      ==========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity .....................................    $1,311,583      $1,186,313      $1,301,286
MidAmerican preferred securities, not subject to mandatory
 redemption .....................................................        31,760          31,765          31,763
Preferred securities, subject to mandatory redemption:
 MidAmerican preferred securities ...............................        50,000          50,000          50,000
 MidAmerican-obligated preferred securities of subsidiary trust
   holding solely MidAmerican junior subordinated debentures.....       100,000         100,000         100,000
Long-term debt (excluding current portion) ......................     1,043,909       1,109,531       1,034,211
                                                                     ----------      ----------      ----------
                                                                      2,537,252       2,477,609       2,517,260
                                                                     ----------      ----------      ----------
CURRENT LIABILITIES
Notes payable ...................................................       167,429         146,185         138,054
Current portion of long-term debt ...............................       219,260         129,756         144,558
Current portion of power purchase contract ......................        14,361          13,717          14,361
Accounts payable ................................................        90,593          87,515         145,855
Taxes accrued ...................................................       108,916          81,795          92,629
Interest accrued ................................................        21,637          26,457          22,355
Other ...........................................................        69,475          48,969          38,766
                                                                     ----------      ----------      ----------
                                                                        691,671         534,394         596,578
                                                                     ----------      ----------      ----------
OTHER LIABILITIES
Power purchase contract .........................................        83,143          97,504          83,143
Deferred income taxes ...........................................       772,609         710,431         761,795
Investment tax credit ...........................................        80,274          85,985          83,127
Other ...........................................................       242,548         229,782         236,188
                                                                     ----------      ----------      ----------
                                                                      1,178,574       1,123,702       1,164,253
                                                                     ----------      ----------      ----------
TOTAL CAPITALIZATION AND LIABILITIES ............................    $4,407,497      $4,135,705      $4,278,091
                                                                     ==========      ==========      ==========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                (IN THOUSANDS)




                                                                            THREE MONTHS                    SIX MONTHS
                                                                           ENDED JUNE 30                   ENDED JUNE 30
                                                                   ------------------------------ -------------------------------
                                                                         1998           1997            1998            1997
                                                                   --------------- -------------- --------------- ---------------
NET CASH FLOWS FROM OPERATING ACTIVITIES
Net income .......................................................   $  21,000       $ 24,584       $  59,733       $  58,524
Adjustments to reconcile net income to net cash provided:
 Depreciation and amortization ...................................      49,624         47,573          98,060          95,982
 Net decrease in deferred income taxes and investment tax
   credit, net ...................................................      (4,748)        (6,795)        (10,121)        (11,948)
 Amortization of other assets ....................................      10,133          5,596          19,345          12,474
 Capitalized cost of real estate sold ............................         308            506             458             796
 Loss from discontinued operations ...............................          --           (408)             --            (174)
 Gain on sale of securities, assets and other investments ........      (1,063)          (362)         (8,595)         (1,827)
 Other-than-temporary decline in value of investments ............          72             92             110             252
 Impact of changes in working capital, net of effects from
   discontinued operations .......................................     (31,556)       (77,780)         63,377          71,709
 Other ...........................................................      13,826          3,584          15,902            (751)
                                                                     ---------       --------       ---------       ---------
Net cash provided (used) .........................................      57,596         (3,410)        238,269         225,037
                                                                     ---------       --------       ---------       ---------
NET CASH FLOWS FROM INVESTING ACTIVITIES
Utility construction expenditures ................................     (43,906)       (37,426)        (68,592)        (64,029)
Quad Cities Nuclear Power Station decommissioning trust fund .....      (2,844)        (2,140)         (5,658)         (4,280)
Deferred energy efficiency expenditures ..........................          --         (2,626)             --          (6,349)
Nonregulated capital expenditures ................................     (17,485)        (4,377)        (38,683)         (7,002)
Purchase of real estate brokerage company ........................     (78,985)            --         (78,985)             --
Purchase of securities ...........................................     (45,125)       (53,064)        (98,354)       (116,407)
Proceeds from sale of securities .................................      52,772         53,397         104,817         132,049
Proceeds from sale of assets and other investments ...............      20,145            526          28,344          13,670
Investment in discontinued operations ............................          --         (1,822)             --         145,193
Other investing activities, net ..................................       2,765           (289)            (13)             52
                                                                     ---------       --------       ---------       ---------
Net cash (used) provided .........................................    (112,663)       (47,821)       (157,124)         92,897
                                                                     ---------       --------       ---------       ---------
NET CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid ............................................     (28,310)       (29,544)        (56,686)        (59,723)
Issuance of long-term debt, net of issuance cost .................     158,440             --         158,440              --
Retirement of long-term debt, including reacquisition cost .......        (391)       (34,672)        (75,422)        (61,790)
Reacquisition of preferred shares ................................          (1)            (1)             (3)             (4)
Reacquisition of common shares ...................................     (10,754)       (26,235)        (25,597)        (46,564)
Decrease in MidAmerican Capital Company unsecured revolving
 credit facility .................................................      (3,200)            --              --        (174,500)
Net increase (decrease) in notes payable .........................      26,366        105,975          29,375         (15,805)
                                                                     ---------       --------       ---------       ---------
 Net cash provided (used) ........................................     142,150         15,523          30,107        (358,386)
                                                                     ---------       --------       ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............      87,083        (35,708)        111,252         (40,452)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .................      34,637         93,005          10,468          97,749
                                                                     ---------       --------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD .......................   $ 121,720       $ 57,297       $ 121,720       $  57,297
                                                                     =========       ========       =========       =========
ADDITIONAL CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized ........................   $  18,865       $ 19,708       $  43,999       $  49,978
                                                                     =========       ========       =========       =========
Income taxes paid ................................................   $  33,927       $ 76,690       $  34,651       $  76,753
                                                                     =========       ========       =========       =========

        The accompanying notes are an integral part of these statements.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A) GENERAL:

     The consolidated financial statements included herein have been prepared by Holdings, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, all adjustments have been made to present fairly the financial position, the results of operations, comprehensive income and the changes in cash flows for the periods presented. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's latest Annual Report on Form 10-K.


B) ENVIRONMENTAL MATTERS:

     1) Manufactured Gas Plant Facilities:

     The United States Environmental Protection Agency (EPA) and the state environmental agencies have determined that contaminated wastes remaining at certain decommissioned manufactured gas plant (MGP) facilities may pose a threat to the public health or the environment if such contaminants are in sufficient quantities and at such concentrations as to warrant remedial action.


     MidAmerican is evaluating 27 properties which were, at one time, sites of gas manufacturing plants in which it may be a potentially responsible party
(PRP). The purpose of these evaluations is to determine whether waste materials are present, whether such materials constitute an environmental or health risk, and whether MidAmerican has any responsibility for remedial action. MidAmerican is currently conducting field investigations at seventeen of the sites and has completed investigations at one of the sites. In addition, MidAmerican has completed removals at three of the sites. MidAmerican is continuing to evaluate several of the sites to determine its responsibility, if any, for conducting site investigations or other site activity.

     MidAmerican's present estimate of probable remediation costs for the sites discussed above as of June 30, 1998 is $25 million. This estimate has been recorded as a liability and a regulatory asset for future recovery. The Illinois Commerce Commission (ICC) has approved the use of a tariff rider which permits recovery of the actual costs of litigation, investigation and remediation relating to former MGP sites. MidAmerican's present rates in Iowa provide for a fixed annual recovery of MGP costs. MidAmerican intends to pursue recovery of the remediation costs from other PRPs and its insurance carriers.

     The estimate of probable remediation costs is established on a site specific basis. The costs are accumulated in a three-step process. First, a determination is made as to whether MidAmerican has potential legal liability for the site and whether information exists to indicate that contaminated wastes remain at the site. Second, if potential legal liability exists, the costs of performing a preliminary investigation and the costs of removing known contaminated soil are accrued. Finally, as the investigation is performed and if it is determined remedial action is required, the best estimate of remediation costs is accrued. If necessary, the estimate is revised when a consent order is issued. The estimated recorded liabilities for these properties include incremental direct costs of the remediation effort, costs for future monitoring at sites and costs of compensation to employees for time expected to be spent directly on the remediation effort. The estimated recorded liabilities for these properties are based upon preliminary data. Thus, actual costs could vary significantly from the estimates. The estimate could change materially based on facts and circumstances derived from site investigations, changes in required remedial action and changes in technology relating to remedial alternatives. In addition, insurance recoveries for some or all of the costs may be possible, but the liabilities recorded have not been reduced by any estimate of such recoveries.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

B) ENVIRONMENTAL MATTERS: (CONTINUED)

     Although the timing of potential incurred costs and recovery of such costs in rates may affect the results of operations in individual periods, management believes that the outcome of these issues will not have a material adverse effect on MidAmerican's financial position or results of operations.

     2) Clean Air Act:

     On July 18, 1997, the EPA adopted revisions to the National Ambient Air Quality Standards (NAAQS) for ozone and a new standard for fine particulate matter. Based on data to be obtained from monitors located throughout each state, the EPA will determine which states have areas that do not meet the air quality standards (i.e., areas that are classified as nonattainment). If a state has area(s) classified as nonattainment area(s), the state is required to submit a State Implementation Plan specifying how it will reach attainment of the standards through emission reductions or other means.

     The impact of the new standards on MidAmerican will depend on the attainment status of the areas surrounding MidAmerican's operations and MidAmerican's relative contribution to the nonattainment status. The attainment status of areas in the state of Iowa will not be known for two to three years. However, if MidAmerican's operations are determined to contribute to nonattainment, the installation of additional control equipment, such as scrubbers and/or selective catalytic reduction, on MidAmerican's units could be required. The cost to install such equipment could be significant. MidAmerican will continue to follow the attainment status of the areas in which it operates and evaluate the potential impact of the status of these areas on MidAmerican under the new regulations.

     Following recommendations provided by the Ozone Transport Assessment Group, the EPA, in November 1997, issued a Notice of Proposed Rulemaking which identified 22 states and the District of Columbia as making significant contribution to nonattainment of NAAQS for ozone. Iowa is not subject to these emissions reduction requirements as EPA's rule is currently drafted, and, as such, MidAmerican does not anticipate that its facilities will be subject to additional emissions reductions as a result of this initiative. The EPA anticipates issuing its final rules in September 1998. MidAmerican will continue to closely monitor this rulemaking proceeding.


C) RATE MATTERS:

     As a result of a negotiated settlement in Illinois, MidAmerican reduced its Illinois electric service rates by annual amounts of $13.1 million and $2.4 million, effective November 3, 1996, and June 1, 1997, respectively.

     On June 27, 1997, the IUB approved a March 1997 settlement agreement between MidAmerican, the Iowa Office of Consumer Advocate (OCA) and other parties in a consolidated rate proceeding involving MidAmerican's electric pricing proposal and a filing by the OCA. The agreement includes a number of components of MidAmerican's pricing proposal. Six major components of the settlement and their status are as follows:

     1) On an annualized basis, prices for residential customers were reduced $8.5 million, $10.0 million and $5.0 million effective November 1, 1996, July 11, 1997, and June 1, 1998 respectively, for a total annual decrease of $23.5 million.

     2) Rates for industrial customers will be reduced by $6 million annually and rates for commercial customers will be reduced by $4 million annually. MidAmerican has been given permission to implement these reductions through a retail access pilot project and through negotiated individual contracts. In the event that these contracts in the aggregate do not reduce rates by $6 million and $4 million, respectively, MidAmerican is required to apply any remaining amount to across-the-board rate reductions to customers who do not enter into contracts.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

C) RATE MATTERS: (CONTINUED)

     The effective date for these rate reductions was set for June 1, 1998 in the IUB Order approving the settlement. However, MidAmerican has pending before the IUB a request to extend the deadlines until September 1, 1998 for industrial customers, and December 31, 1998 for commercial customers. That request would involve an obligation to increase the amount of the reduction on a one-time basis to reflect the time value of money between June 1, 1998 and the new requested deadlines. MidAmerican estimates it will not have any interest obligation with respect to the industrial contracts, and will not incur any material interest obligation with respect to its commercial contracts.

     The negotiated contracts have differing terms and conditions as well as prices. The contracts range in length from five to ten years, and some have price renegotiation and early termination provisions exercisable by either party. The vast majority of the contracts are for terms of seven years or less, although, some large customers have agreed to 10-year contracts. Prices are set as fixed prices; however, many contracts allow for potential price adjustments with respect to environmental costs, government imposed public purpose programs, tax changes, and transition costs. While the contract prices are fixed (except for the potential adjustment elements), the costs MidAmerican incurs to fulfill these contracts will vary. On an aggregate basis the annual revenues under contract are approximately $125 million.

     The IUB is currently considering the contracting process in two proceedings. The outcome of those proceedings could impact further contracting efforts, as well as determine whether any of the contracts will need to be renegotiated, and the extent to which the annualized rate reduction will take the form of negotiated contracts versus across-the-board rate reductions.

     3) A tracking mechanism (Cooper Tracker) is being used to currently recover costs for capital improvements required by the Cooper Nuclear Station Power Purchase Contract which will offset approximately $6 million of the rate reductions in 1998. Other operating expenses will correspondingly increase due to currently expensing the related costs.

     4) Elimination of the Iowa energy adjustment clause (EAC). Prior to July 11, 1997, MidAmerican collected fuel costs from Iowa customers on a current basis through the EAC, and thus, fuel costs had little impact on net income. Since then, base rates for Iowa customers include a factor for recovery of a representative level of fuel costs. To the extent actual fuel costs vary from that factor, pre-tax earnings are impacted. The fuel cost factor will be reviewed in February 1999 and adjusted prospectively if actual 1998 fuel costs vary 15% above or below the factor included in base rates.

     5) If MidAmerican's annual Iowa electric jurisdictional return on common equity exceeds 12%, then an equal sharing between customers and shareholders of earnings above the 12% level begins; if it exceeds 14%, then two-thirds of MidAmerican's share of those earnings will be used for accelerated recovery of certain regulatory assets. The agreement permits MidAmerican to file for increased rates if the return falls below 9%. Other parties signing the agreement are prohibited from filing for reduced rates prior to 2001 unless the return, after reflecting credits to customers, exceeds 14%.

     6) MidAmerican will develop a pilot program for a market access service which allows customers with at least 4 MW of load to choose energy suppliers. The pilot program, which is subject to approval by the IUB and the Federal Energy Regulatory Commission (FERC), is limited to 60 MW of participation the first year and can be expanded by 15 MW annually until the conclusion of the program. Any loss of revenues associated with the pilot program will be considered part of the $10 million annual reduction for commercial and industrial customers as described above, but may not be recovered from other customer classes. The program was filed with the IUB and the FERC in September 1997. The Company anticipates that the necessary approvals will be received by the fourth quarter of 1998.

D) ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION:

     Statement of Financial Accounting Standards (SFAS) No. 71 sets forth accounting principles for operations that are regulated and meet certain criteria. For operations that meet the criteria, SFAS 71

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

D) ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION: (CONTINUED)

allows, among other things, the deferral of costs that would otherwise be expensed when incurred. A possible consequence of the changes in the utility industry is the discontinued applicability of SFAS 71. The majority of MidAmerican's electric and gas utility operations currently meet the criteria of SFAS 71, but its applicability is periodically reexamined. On December 16, 1997, MidAmerican's generation operations serving Illinois were no longer subject to the provisions of SFAS 71 due to passage of restructuring legislation in Illinois. Thus, MidAmerican was required to write off regulatory assets and liabilities from its balance sheet related to its Illinois generation operations. The net amount of such write-offs were immaterial. If other utility operations no longer meet the criteria of SFAS 71, MidAmerican would be required to write off the related regulatory assets and liabilities from its balance sheet and thus, a material adjustment to earnings in that period could result. As of June 30, 1998, MidAmerican had approximately $312 million of regulatory assets in its Consolidated Balance Sheet because these costs are expected to be recovered in future charges to utility customers.


E) MIDAMERICAN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES:


     The MidAmerican Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely MidAmerican Junior Subordinated Debentures included in the Consolidated Balance Sheets were issued by MidAmerican Energy Financing I (the Trust), a wholly-owned statutory business trust of MidAmerican. The sole assets of the Trust are $103.1 million of MidAmerican 7.98% Series A Debentures due 2045.


F) COMMON SHAREHOLDERS' EQUITY:


     In March 1997, Holdings announced its plan to repurchase up to $200 million of the Company's common stock. The Company plans to purchase the shares from time to time as market conditions warrant. As of June 30, 1998, the Company had repurchased approximately 6.2 million shares for $114.8 million under the plan. In addition, a subsidiary has acquired 437,131 shares of Holdings common stock which are also excluded from shares outstanding.


G) DETAIL OF OTHER COMPREHENSIVE INCOME -- INCOME TAXES:


     For fiscal years beginning after December 15, 1997, full sets of general-purpose financial statements are required to display comprehensive income and its components in a financial statement that is displayed with the same prominence as the other financial statements. Comprehensive income refers, in general, to changes in the Company's equity, except those resulting from transactions with shareholders. "Unrealized holding gains (losses)" reflects the overall increase (decrease) in the market value of marketable securities held by the Company as available-for-sale. The "reclassification adjustment" removes any gains (losses) that have been realized from sales of those securities and reflected in the Company's Net Income.

                      MIDAMERICAN ENERGY HOLDINGS COMPANY

G) DETAIL OF OTHER COMPREHENSIVE INCOME -- INCOME TAXES: (CONTINUED)

     The following table shows the income tax expense or benefit related to each component (in thousands):



                                                    THREE MONTHS                  SIX MONTHS                TWELVE MONTHS
                                                   ENDED JUNE 30                ENDED JUNE 30               ENDED JUNE 30
                                            ----------------------------   ------------------------   -------------------------
                                                 1998           1997           1998          1997         1998          1997
                                            -------------   ------------   ------------   ---------   -----------   -----------
Unrealized holding (losses)/gains
 during period
   Before income taxes ..................     $ (29,603)      $ (1,104)     $  53,253      $3,022      $ 274,158     $  5,810
   Income tax benefit/(expense) .........        10,195            392        (18,697)       (949)       (95,903)      (1,954)
                                              ---------       --------      ---------      ------      ---------     --------
                                                (19,408)          (712)        34,556       2,073        178,255        3,856
                                              ---------       --------      ---------      ------      ---------     --------
Less reclassification adjustment for
 realized gains/(losses) reflected in
 net income during period
   Before income taxes ..................           954             95          2,019         613          9,193         (729)
   Income tax (expense)/benefit .........          (340)           (37)          (683)       (160)        (3,111)         280
                                              ---------       --------      ---------      ------      ---------     --------
                                                    614             58          1,336         453          6,082         (449)
                                              ---------       --------      ---------      ------      ---------     --------
   Other Comprehensive Income,
    Net .................................     $ (20,022)      $   (770)     $  33,220      $1,620      $ 172,173     $  4,305
                                              =========       ========      =========      ======      =========     ========

H) MCLEODUSA INCORPORATED INVESTMENT:


     Included in investments on the Consolidated Balance Sheets is the Company's investment in common stock of McLeodUSA Incorporated (McLeodUSA). McLeodUSA common stock has been publicly traded since June 14, 1996. Investor agreements related to McLeodUSA's initial public offering and subsequent merger with Consolidated Communications Inc. prohibit the Company from selling or otherwise disposing of any of the common stock of McLeodUSA prior to September 24, 1998, without approval of McLeodUSA's board of directors. As a result of the agreements, the Company's investment was considered restricted stock and, as such, was recorded at cost in all periods prior to September 1997. Beginning in September 1997, the investment is no longer considered restricted for accounting purposes and is recorded at fair value. At June 30, 1998, the cost and fair value of the McLeodUSA investment were $45.2 million and $313.3 million, respectively. The unrealized gain is recorded, net of income taxes, as accumulated comprehensive income in common shareholders' equity. At June 30, 1998, the unrealized gain and deferred income taxes for this investment were $268.1 million and $93.8 million, respectively.


I) SUBSEQUENT EVENT:


     On August 11, 1998, a definitive merger agreement was entered into between the Company and CalEnergy, a global provider of energy services. Under the terms of the agreement, the shareholders of the Company will receive $27.15 cash for each share of their common stock reflecting a 36 percent premium over the August 11, 1998 closing price. The merger will need to be approved by the shareholders of both companies, the Federal Energy Regulatory Commission, and the Nuclear Energy Regulatory Commission. Filings will also be made with the Iowa Utilities Board, which has the right to review the merger and to disapprove it only if found not in the public interest, the Federal Trade Commission and the Department of Justice. State regulators in Illinois will be notified of the merger. Management believes completion of the merger could occur by the first quarter of 1999.

 Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1998  ..........    P-3

 Unaudited Pro Forma Combined Condensed Statement of Operations for the Six Months
  Ended June 30, 1998 ...............................................................    P-4

 Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the
  Year Ended December 31, 1997 ......................................................    P-5

 Notes to Unaudited Pro Forma Combined Condensed Financial Data .....................    P-6


     The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of CalEnergy Company, Inc. ("CalEnergy") and MidAmerican Energy Holdings Company ("MidAmerican"), combined and adjusted to give effect on a pro forma basis to the proposed offering of senior debt securities of CalEnergy (the "Securities Offering") and refinancing of CalEnergy's 10 1/4% Senior Discount Notes, and on a pro forma as adjusted basis, to those transactions and the proposed merger of a subsidiary of CalEnergy with and into MidAmerican (the "MidAmerican Merger") and the transactions contemplated thereby (including the related financing), as described in the notes thereto. Certain amounts in the MidAmerican financial statements have been reclassified to conform to CalEnergy's presentation. These statements should be read in conjunction with the historical financial statements and notes thereto of MidAmerican (which are included in this Current Report on Form 8-K) and of CalEnergy.


     The unaudited pro forma combined condensed statements of earnings for the year ended December 31, 1997 and for the six months ended June 30, 1998 present the results for CalEnergy and MidAmerican as if the MidAmerican Merger had occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 1998 gives effect to the MidAmerican Merger as of that date.


     The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. CalEnergy's actual consolidated financial statements will reflect the effects of the MidAmerican Merger on and after the effective time of the MidAmerican Merger rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the MidAmerican Merger and related transactions in fact occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.


     The MidAmerican Merger will be accounted for by the purchase method and, therefore, assets and liabilities of MidAmerican will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the effective time of the MidAmerican Merger will be recorded as goodwill. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.


     At the effective time of the MidAmerican Merger, the MidAmerican shareholders will receive $27.15 in cash for each issued and outstanding share of MidAmerican common stock. The pro forma combined condensed financial statements assume that all MidAmerican shares were tendered for the cash consideration of $27.15 per share. The total consideration for the transaction using this value was approximately $2.6 billion.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1998
                                 (IN THOUSANDS)




                                                                               RETIREMENT
                                                                SECURITIES      OF SENIOR
                                                   CALENERGY     OFFERING    DISCOUNT NOTES    PRO FORMA
                                                 ------------- ------------ ---------------- -------------
                                                                 (NOTE 1)       (NOTE 2)
ASSETS
Cash and cash equivalents ......................  $  272,446    $1,373,000     $ (543,466)    $1,101,980
Restricted cash and investments ................     407,289            --             --        407,289
Marketable securities ..........................          --            --             --             --
Accounts receivable ............................     479,704            --             --        479,704
Property, plants, contracts and
 equipment, net ................................   4,358,649            --             --      4,358,649
Excess of cost over fair value of net
 assets acquired, net ..........................   1,449,972            --             --      1,449,972
Equity investments .............................     128,110            --             --        128,110
Deferred charges and other assets ..............     385,711        27,000         (6,150)       406,561
                                                  ----------    ----------     ----------     ----------
  Total assets .................................  $7,481,881    $1,400,000     $ (549,616)    $8,332,265
                                                  ==========    ==========     ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable ...............................  $  192,172    $       --     $       --     $  192,172
Accrued interest and other liabilities .........   1,134,383            --             --      1,134,383
Parent company debt ............................   1,303,875     1,400,000       (529,640)     2,174,235
Subsidiary and project debt ....................   2,850,240            --             --      2,850,240
Deferred income taxes ..........................     550,644            --                       550,644
                                                  ----------    ----------                    ----------
  Total liabilities ............................   6,031,314     1,400,000       (529,640)     6,901,674
Deferred income ................................      50,979            --             --         50,979
Company-obligated mandatorily
 redeemable convertible preferred
 securities of subsidiary trusts ...............     553,930            --             --        553,930
Preferred securities of subsidiary .............      66,054            --             --         66,054
Total stockholders' equity .....................     779,604            --        (19,976)       759,628
                                                  ----------    ----------     ----------     ----------
  Total liabilities and stockholders'
   equity ......................................  $7,481,881    $1,400,000     $ (549,616)    $8,332,265
                                                  ==========    ==========     ==========     ==========



                                                  NON-RECOURSE    EQUITY                    MIDAMERICAN       PRO FORMA
                                                    FINANCING    OFFERING   MIDAMERICAN        MERGER        AS ADJUSTED
                                                 -------------- ---------- ------------- ----------------- --------------
                                                    (NOTE 3)     (NOTE 4)                 (NOTES 5, 6 & 7)
ASSETS
Cash and cash equivalents ......................    $740,000     $600,000   $  121,720     $ (2,563,075)    $       625
Restricted cash and investments ................          --           --           --               --         407,289
Marketable securities ..........................          --           --      619,878               --         619,878
Accounts receivable ............................          --           --      160,212               --         639,916
Property, plants, contracts and
 equipment, net ................................          --           --    2,773,949               --       7,132,598
Excess of cost over fair value of net
 assets acquired, net ..........................          --           --           --        1,373,226       2,823,198
Equity investments .............................          --           --           --               --         128,110
Deferred charges and other assets ..............      10,000           --      731,738          (38,765)      1,109,534
                                                    --------     --------   ----------     ------------     -----------
  Total assets .................................    $750,000     $600,000   $4,407,497     $ (1,228,614)    $12,861,148
                                                    ========     ========   ==========     ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable ...............................    $     --     $     --   $   90,593     $         --     $   282,765
Accrued interest and other liabilities .........          --           --      620,354          142,405       1,897,142
Parent company debt ............................          --           --           --               --       2,174,235
Subsidiary and project debt ....................     750,000           --    1,430,598            2,422       5,033,260
Deferred income taxes ..........................          --           --      772,609          (62,485)      1,260,768
                                                    --------     --------   ----------     ------------     -----------
  Total liabilities ............................     750,000           --    2,914,154           82,342      10,648,170
Deferred income ................................          --           --           --               --          50,979
Company-obligated mandatorily
 redeemable convertible preferred
 securities of subsidiary trusts ...............          --           --           --               --         553,930
Preferred securities of subsidiary .............          --      150,000      181,760              627         398,441
Total stockholders' equity .....................          --      450,000    1,311,583       (1,311,583)      1,209,628
                                                    --------     --------   ----------     ------------     -----------
  Total liabilities and stockholders'
   equity ......................................    $750,000     $600,000   $4,407,497     $ (1,228,614)    $12,861,148
                                                    ========     ========   ==========     ============     ===========

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Data

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                        RETIREMENT
                                                         SECURITIES      OF SENIOR
                                            CALENERGY     OFFERING    DISCOUNT NOTES    PRO FORMA
                                          ------------- ------------ ---------------- -------------
                                                          (NOTE 1)       (NOTE 2)
REVENUES:
Operating revenue .......................  $1,212,440    $      --      $       --     $1,212,440
Interest and other income ...............      52,389           --              --         52,389
                                           ----------    ---------      ----------     ----------
  Total revenues ........................   1,264,829           --              --      1,264,829
COSTS AND EXPENSES:
Cost of sales ...........................     582,413           --              --        582,413
Operating expense .......................     213,778           --              --        213,778
Corporate administration ................      22,858           --              --         22,858
Depreciation and amortization ...........     165,584           --              --        165,584
Interest expense ........................     188,206       53,850         (27,768)       214,288
Less capitalized interest ...............     (28,477)          --              --        (28,477)
                                           ----------    ---------      ----------     ----------
  Total costs and expenses ..............   1,144,362       53,850         (27,768)     1,170,444
                                           ----------    ---------      ----------     ----------
Income before tax .......................     120,467      (53,850)         27,768         94,385
Provision for income taxes ..............      40,483      (21,540)         11,107         30,050
                                           ----------    ---------      ----------     ----------
Income before minority interest .........      79,984      (32,310)         16,661         64,335
Minority interest .......................      20,223           --              --         20,223
                                           ----------    ---------      ----------     ----------
Net income ..............................      59,761      (32,310)         16,661         44,112
Preferred dividends .....................          --           --              --             --
                                           ----------    ---------      ----------     ----------
Net income available for common
 shareholders ...........................  $   59,761    $ (32,310)     $   16,661     $   44,112
                                           ==========    =========      ==========     ==========
Net income per share ....................  $     0.99                                  $     0.73
                                           ==========                                  ==========
Net income per share--diluted ...........  $     0.95                                  $     0.71
                                           ==========                                  ==========
Basic shares outstanding ................      60,658                                      60,658
                                           ==========                                  ==========
Diluted shares outstanding ..............      74,641       (9,850)                        64,791
                                           ==========    =========                     ==========




                                           NON-RECOURSE     EQUITY                     MIDAMERICAN       PRO FORMA
                                             FINANCING     OFFERING    MIDAMERICAN        MERGER        AS ADJUSTED
                                          -------------- ------------ ------------- ----------------- --------------
                                             (NOTE 3)      (NOTE 4)                  (NOTES 5, 6 & 7)
REVENUES:
Operating revenue .......................   $      --      $     --     $864,951        $      --       $2,077,391
Interest and other income ...............          --            --       18,536              147           71,072
                                            ---------      --------     --------        ---------       ----------
  Total revenues ........................          --            --      883,487              147        2,148,463
COSTS AND EXPENSES:
Cost of sales ...........................          --            --      303,486           (2,884)         883,015
Operating expense .......................          --            --      335,104             (215)         548,667
Corporate administration ................          --            --        6,996              167           30,021
Depreciation and amortization ...........          --            --       88,382           16,986          270,952
Interest expense ........................      25,375            --       47,236               --          286,899
Less capitalized interest ...............          --            --       (1,675)              --          (30,152)
                                            ---------      --------     --------        ---------       ----------
  Total costs and expenses ..............      25,375            --      779,529           14,054        1,989,402
                                            ---------      --------     --------        ---------       ----------
Income before tax .......................     (25,375)           --      103,958          (13,907)         159,061
Provision for income taxes ..............     (10,150)       (2,625)      37,760            1,303           56,338
                                            ---------      --------     --------        ---------       ----------
Income before minority interest .........     (15,225)        2,625       66,198          (15,210)         102,723
Minority interest .......................          --            --        6,465               --           26,688
                                            ---------      --------     --------        ---------       ----------
Net income ..............................     (15,225)        2,625       59,733          (15,210)          76,035
Preferred dividends .....................          --         6,563           --               --            6,563
                                            ---------      --------     --------        ---------       ----------
Net income available for common
 shareholders ...........................   $ (15,225)     $ (3,938)    $ 59,733        $ (15,210)      $   69,472
                                            =========      ========     ========        =========       ==========
Net income per share ....................                                                               $     0.90
                                                                                                        ==========
Net income per share--diluted ...........                                                               $     0.88
                                                                                                        ==========
Basic shares outstanding ................                    16,570                                         77,228
                                                           ========                                     ==========
Diluted shares outstanding ..............                    16,570                         4,196           85,557
                                                           ========                     =========       ==========

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Data

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                          RETIREMENT
                                                           SECURITIES      OF SENIOR
                                              CALENERGY     OFFERING    DISCOUNT NOTES    PRO FORMA
                                            ------------- ------------ ---------------- -------------
                                                            (NOTE 1)       (NOTE 2)
REVENUES:
Operating revenue .........................  $2,166,338    $       --     $       --     $2,166,338
Interest and other income .................     104,573            --             --        104,573
                                             ----------    ----------     ----------     ----------
  Total revenues ..........................   2,270,911            --             --      2,270,911
COSTS AND EXPENSES:
Cost of sales .............................   1,055,195            --             --      1,055,195
Operating expense .........................     345,833            --             --        345,833
Corporate administration ..................      52,705            --             --         52,705
Depreciation and amortization .............     276,041            --             --        276,041
Loss on equity investment in Casecnan .....       5,972            --             --          5,972
Interest expense ..........................     296,364       107,700        (55,536)       348,528
Less capitalized interest .................     (45,059)           --             --        (45,059)
Non-recurring charge--asset valuation
 impairment ...............................      87,000            --             --         87,000
                                             ----------    ----------     ----------     ----------
  Total costs and expenses ................   2,074,051       107,700        (55,536)     2,126,215
                                             ----------    ----------     ----------     ----------
Income before tax .........................     196,860      (107,700)        55,536        144,696
Provision for income taxes ................      99,044       (43,080)        22,214         78,178
                                             ----------    ----------     ----------     ----------
Income before minority interest ...........      97,816       (64,620)        33,322         66,518
Minority interest .........................      45,993            --             --         45,993
                                             ----------    ----------     ----------     ----------
Net income ................................      51,823       (64,620)        33,322         20,525
Preferred dividends .......................          --            --             --             --
                                             ----------    ----------     ----------     ----------
Net income available for common
 shareholders .............................  $   51,823    $  (64,620)    $   33,322     $   20,525
                                             ==========    ==========     ==========     ==========
Net income per share ......................  $     0.77                                  $     0.31
                                             ==========                                  ==========
Net income per share--diluted .............  $     0.75                                  $     0.30
                                             ==========                                  ==========
Basic shares outstanding ..................      67,268                                      67,268
                                             ==========                                  ==========
Diluted shares outstanding ................      68,686                                      68,686
                                             ==========                                  ==========






                                             NON-RECOURSE     EQUITY                     MIDAMERICAN       PRO FORMA
                                               FINANCING     OFFERING    MIDAMERICAN        MERGER        AS ADJUSTED
                                            -------------- ------------ ------------- ----------------- --------------
                                               (NOTE 3)      (NOTE 4)                  (NOTES 5, 6 & 7)
REVENUES:
Operating revenue .........................   $      --      $     --    $1,922,281       $      --       $4,088,619
Interest and other income .................          --            --        49,019             293          153,885
                                              ---------      --------    ----------       ---------       ----------
  Total revenues ..........................          --            --     1,971,300             293        4,242,504
COSTS AND EXPENSES:
Cost of sales .............................          --            --       821,958          (5,767)       1,871,386
Operating expense .........................          --            --       645,083            (429)         990,487
Corporate administration ..................          --            --        14,194             333           67,232
Depreciation and amortization .............          --            --       170,540          33,974          480,555
Loss on equity investment in Casecnan .....          --            --            --              --            5,972
Interest expense ..........................      50,750            --        99,932              --          499,210
Less capitalized interest .................          --            --        (2,597)             --          (47,656)
Non-recurring charge--asset valuation
 impairment ...............................          --            --            --              --           87,000
                                              ---------      --------    ----------       ---------       ----------
  Total costs and expenses ................      50,750            --     1,749,110          28,111        3,954,186
                                              ---------      --------    ----------       ---------       ----------
Income before tax .........................     (50,750)           --       222,190         (27,818)         288,318
Provision for income taxes ................     (20,300)       (5,250)       68,390           2,605          123,623
                                              ---------      --------    ----------       ---------       ----------
Income before minority interest ...........     (30,450)        5,250       153,800         (30,423)         164,695
Minority interest .........................          --            --        14,468              --           60,461
                                              ---------      --------    ----------       ---------       ----------
Net income ................................     (30,450)        5,250       139,332         (30,423)         104,234
Preferred dividends .......................          --        13,125            --              --           13,125
                                              ---------      --------    ----------       ---------       ----------
Net income available for common
 shareholders .............................   $ (30,450)     $ (7,875)   $  139,332       $ (30,423)      $   91,109
                                              =========      ========    ==========       =========       ==========
Net income per share ......................                                                               $     1.09
                                                                                                          ==========
Net income per share--diluted .............                                                               $     1.07
                                                                                                          ==========
Basic shares outstanding ..................                    16,570                                         83,838
                                                             ========                                     ==========
Diluted shares outstanding ................                    16,570                                         85,256
                                                             ========                                     ==========

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Data

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA



     The Unaudited Pro Forma Combined Condensed Financial Data are based on the following assumptions:

1. Issuance of $1,400 million 7.5% senior debt, net of $27 million debt issue costs.

2. Retirement of the $529.6 million 10.25% Senior Discount Notes including a call premium of $27.1 million and write off of deferred financing costs of $6.1 million.

3. Issuance of $750 million 6.5% notes of a subsidiary, prior to the MidAmerican Merger, net of $10 million debt issue costs.

4. Issuance of 16.57 million shares of Common Stock of CalEnergy for $450 million, net, and 8.75% preferred securities of CalEnergy for $150 million net, prior to the MidAmerican Merger.

5. The use of the proceeds of the debt and equity offerings described above to purchase MidAmerican for $2,587.1 million, including transaction costs.

6. The preliminary adjustments which have been made to the assets and liabilities of MidAmerican to reflect the effect of the acquisition accounted for as a purchase business combination follow (in thousands):



       Goodwill .....................................    $1,373,226
       Other assets .................................       (38,765)
       Other liabilities ............................      (118,405)
       Long-term debt ...............................        (2,422)
       Deferred taxes ...............................        62,485
       Preferred securities of subsidiaries .........          (627)
                                                         ----------
                                                         $1,275,492
                                                         ==========

7. A. Included in other assets is primarily an adjustment to reflect the fair value of MidAmerican's investments in real estate.

   B. Included in other liabilities are adjustments to reflect MidAmerican's compensation obligations and to reflect MidAmerican's long-term contracts at fair value based on the estimated market prices for similar purchases with similar remaining maturities.

   C. Record amortization of the excess purchase price over the net assets acquired using the straight line method over 40 years.

   D. Record amortization of the purchase price accounting adjustments using the straight line or other applicable method over the remaining estimated lives.

   E. Includes income tax expense for the effects of the pro forma adjustments which affect taxable income at an effective rate of 40%. Preferred dividends on the $150 million 8.75% preferred securities are deductible for income tax purposes.

   F. For the six months ended June 30, 1998, earning per share--diluted is further adjusted for certain convertible securities which are antidilutive on a pro forma and a pro forma as adjusted basis.

8. Excluding the $87.0 million Indonesian asset impairment charge from the year ended December 31, 1997 actual, pro forma and pro forma as adjusted amounts, basic earnings per share would have been $2.06, $1.60 and $2.12, respectively.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CALENERGY COMPANY, INC.

                                     By:  /s/  Steven A. McArthur
                                          --------------------------
                                          Steven A. McArthur
                                          Executive Vice President, General
                                          Counsel and Secretary

Dated:  September 8, 1998

                                 Exhibit Index

Exhibit No. Description

         5.1      Opinion of Willkie Farr & Gallagher

         25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of IBJ Schroder Bank & Trust Company, as Trustee under the Senior Debt Securities Indenture

         99.1     Consent of PricewaterhouseCoopers LLP